Item 7.	Financial Statements and Supplementary Data

Exhibit 99.3

Hersha Hospitality Trust

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Stockholders of
Hersha Hospitality Trust:

We have audited the accompanying consolidated balance sheets of Hersha Hospitality Trust and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements are the responsibility of Hersha Hospitality Trust’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hersha Hospitality Trust and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 4, 2010, except as to notes 10 and 12 which are as of August 17, 2010

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
[IN THOUSANDS, EXCEPT SHARE AMOUNTS]

	December 31, 2009	December 31, 2008
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$938,954	$982,082
Investment in Unconsolidated Joint Ventures	39,182	46,283
Development Loans Receivable	46,094	81,500
Cash and Cash Equivalents	11,404	15,697
Escrow Deposits	16,174	12,404
Hotel Accounts Receivable, net of allowance for doubtful accounts of $34 and $120	7,103	6,870
Deferred Financing Costs, net of Accumulated Amortization of $4,262 and $3,606	8,696	9,157
Due from Related Parties	2,394	3,595
Intangible Assets, net of Accumulated Amortization of $803 and $595	7,542	7,300
Other Assets	12,428	13,517
Assets Held for Sale	21,073	-

Total Assets	$1,111,044	$1,178,405

Liabilities and Equity:
Line of Credit	$79,200	$88,421
Mortgages and Notes Payable, net of unamortized discount of $49 and $61	645,351	655,360
Accounts Payable, Accrued Expenses and Other Liabilities	16,216	17,745
Dividends and Distributions Payable	4,293	11,240
Due to Related Parties	769	302
Liabilities Related to Assets Held for Sale	20,892	-

Total Liabilities	766,721	773,068

Redeemable Noncontrolling Interests - Common Units (Note 1)	$14,733	$18,739

Equity:
Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at December 31, 2009 and December 31, 2008	24	24
Common Shares - Class A, $.01 Par Value, 150,000,000 and 80,000,000 Shares Authorized at December 31, 2009 and December 31, 2008, 57,682,917 and 48,276,222 Shares Issued and Outstanding at December 31, 2009 and December 31, 2008, respectively	577	483
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(160)	(109)
Additional Paid-in Capital	487,481	463,772
Distributions in Excess of Net Income	(185,725)	(114,207)
Total Shareholders' Equity	302,197	349,963

Noncontrolling Interests (Note 1):
Noncontrolling Interests - Common Units	27,126	34,781
Noncontrolling Interests - Consolidated Joint Ventures	267	1,854
Total Noncontrolling Interests	27,393	36,635

Total Equity	329,590	386,598

Total Liabilities and Equity	$1,111,044	$1,178,405

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2009	2008	2007
Revenue:
Hotel Operating Revenues	$210,983	$234,708	$213,527
Interest Income from Development Loans	7,411	7,890	6,046
Other Revenues	751	1,141	980
Total Revenues	219,145	243,739	220,553

Operating Expenses:
Hotel Operating Expenses	123,418	132,787	118,529
Hotel Ground Rent	1,166	1,040	856
Real Estate and Personal Property Taxes and Property Insurance	13,822	12,327	10,740
General and Administrative	5,889	7,208	7,092
Stock Based Compensation	2,143	1,502	852
Acquisition and Terminated Transaction Costs	328	380	149
Impairment of Development Loans Receivable	21,408	21,004	-
Depreciation and Amortization	42,971	38,712	31,767
Total Operating Expenses	211,145	214,960	169,985

Operating Income	8,000	28,779	50,568

Interest Income	208	306	686
Interest Expense	43,359	41,139	40,085
Other Expense	165	129	83
Loss on Debt Extinguishment	-	1,552	-
(Loss) Income before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	(35,316)	(13,735)	11,086

(Loss) Income from Unconsolidated Joint Venture Investments	(7,190)	(517)	3,476

(Loss) Income from Continuing Operations	(42,506)	(14,252)	14,562

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	1,869	2,888	4,248
Impairment of Assets Held for Sale	(17,703)	-	-
(Loss) Income from Discontinued Operations	(118)	935	1,362
(Loss) Income from Discontinued Operations	(15,952)	3,823	5,610

Net (Loss) Income	(58,458)	(10,429)	20,172

Loss (Income) Allocated to Noncontrolling Interests	8,597	1,621	(2,325)
Preferred Distributions	(4,800)	(4,800)	(4,800)

Net (Loss) Income applicable to Common Shareholders	$(54,661)	$(13,608)	$13,047

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2009		2008		2007
Earnings Per Share:
BASIC
(Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.81)		$(0.38)		$0.20
(Loss) Income from Discontinued Operations applicable to Common Shareholders	$(0.27)		0.07		0.12

Net (Loss) Income applicable to Common Shareholders	$(1.08)		$(0.31)		$0.32

DILUTED
(Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.81	)*	$(0.38	)*	$0.20	*
(Loss) Income from Discontinued Operations applicable to Common Shareholders	$(0.27	)*	0.07	*	0.12	*

Net (Loss) Income applicable to Common Shareholders	$(1.08	)*	$(0.31	)*	$0.32	*

Weighted Average Common Shares Outstanding:
Basic	51,027,742		45,184,127		40,718,724
Diluted	51,027,742	*	45,184,127	*	40,718,724	*

*
Income allocated to noncontrolling interest in Hersha Hospitality Limited Partnership has been excluded from the numerator and units of limited partnership interest in Hersha Hospitality Limited Partnership have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact. Weighted average units of limited partnership interest in Hersha Hospitality Limited Partnership outstanding for the year ended December 31, 2009, 2008 and 2007 were 8,724,725, 8,034,737 and 5,464,670, respectively.  Unvested stock awards and options to acquire our common shares have been omitted from the denominator for the purpose of computing diluted earnings per share for the year ended December 31, 2009, 2008, and 2007 since the effect of including these awards in the denominator would be anti-dilutive to income from continuing operations applicable to common shareholders.

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARES]

	Shareholders' Equity										Noncontrolling Interests					Redeemable Noncontrolling Interests
	Class A Common Shares		Class B Common Shares		Series A Preferred Shares						Common Units					Common Units
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Additional Paid-In Capital	Other Comprehensive Income	Distributions in Excess of Net Earnings	Total Shareholders' Equity	Shares	Dollars	Consolidated Joint Ventures	Total Noncontrolling Interests	Total Equity	Shares	Dollars
Balance at December 31, 2006	40,671,950	$405	-	$-	2,400,000	$24	$381,592	$233	$(50,635)	$331,619	3,835,586	$25,933	$3,092	$29,025	$360,644	-	$-
Unit Conversion	306,460	3	-	-	-	-	2,366	-	-	2,369	(306,460)	(2,369)	-	(2,369)	-	-	-
Unit Conversion Costs	-	-	-	-	-	-	(142)	-	-	(142)	-	-	-	-	(142)	-	-
Common Units Issued for Acquisitions	-	-	-	-	-	-	-	-	-	-	2,895,789	33,530	-	33,530	33,530	-	-
Reallocation of Noncontrolling Interest	-	-	-	-	-	-	12,422	-	-	12,422	-	(12,422)	-	(12,422)	-	-	-
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(29,547)	(29,547)	-	(4,222)	-	(4,222)	(33,769)	-	-
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)	-	-	-	-	(4,800)	-	-
Consolidated Joint Ventures:
Acquisitions of Remaining Interest in Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	(587)	(587)	(587)	-	-
Distributions from Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	(527)	(527)	(527)	-	-
Dividend Reinvestment Plan	2,620	1	-	-	-	-	29	-	-	30	-	-	-	-	30	-	-
Stock Based Compensation
Restricted Share Award Grants	214,582	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	2	-	-	-	-	766	-	-	768	-	-	-	-	768	-	-
Share Grants to Trustees	8,000	1	-	-	-	-	94	-	-	95	-	-	-	-	95	-	-
Comprehensive Income (Loss):
Other Comprehensive Loss	-	-	-	-	-	-	-	(256)	-	(256)	-	-	-	-	(256)	-	-
Net Income	-	-	-	-	-	-	-	-	17,847	17,847	-	2,395	(70)	2,325	20,172	-	-
Total Comprehensive Income										17,591	-	2,395	(70)	2,325	19,916	-	-
Balance at December 31, 2007	41,203,612	$412	-	$-	2,400,000	$24	$397,127	$(23)	$(67,135)	$330,405	6,424,915	$42,845	$1,908	$44,753	$375,158	-	$-
Common Stock Issuance	6,600,000	66	-	-	-	-	62,007	-	-	62,073	-	-	-	-	62,073	-	-
Issuance Costs	-	-	-	-	-	-	(228)	-	-	(228)	-	-	-	-	(228)	-	-
Unit Conversion	175,843	2	-	-	-	-	1,370	-	-	1,372	(175,843)	(1,372)	-	(1,372)	-	-	-
Common Units Issued for Acquisitions	-	-	-	-	-	-	-	-	-	-	2,497,228	21,624	-	21,624	21,624	-	-
Reallocation of Noncontrolling Interest	-	-	-	-	-	-	1,966	-	-	1,966	-	(683)	-	(683)	1,283	-	(1,283)
Reclassification of Noncontrolling Interests	-	-	-	-	-	-	-	-	-	-	(3,064,252)	(20,670)	-	(20,670)	(20,670)	3,064,252	20,670
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(33,464)	(33,464)	-	(5,492)	-	(5,492)	(38,956)	-	(552)
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)	-	-	-	-	(4,800)	-	-
Dividend Reinvestment Plan	5,092	-	-	-	-	-	31	-	-	31	-	-	-	-	31	-	-
Stock Based Compensation
Restricted Share Award Grants	281,675	3	-	-	-	-	(3)	-	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	-	-	-	-	-	1,411	-	-	1,411	-	-	-	-	1,411	-	-
Share Grants to Trustees	10,000	-	-	-	-	-	91	-	-	91	-	-	-	-	91	-	-
Comprehensive Income (Loss):
Other Comprehensive Loss	-	-	-	-	-	-	-	(86)	-	(86)	-	-	-	-	(86)	-	-
Net Loss	-	-	-	-	-	-	-	-	(8,808)	(8,808)	-	(1,471)	(54)	(1,525)	(10,333)	-	(96)
Total Comprehensive Loss										(8,894)	-	(1,471)	(54)	(1,525)	(10,419)	-	(96)
Balance at December 31, 2008	48,276,222	$483	-	$-	2,400,000	$24	$463,772	$(109)	$(114,207)	$349,963	5,682,048	$34,781	$1,854	$36,635	$386,598	3,064,252	$18,739
Common Stock Issuance	8,442,300	84	-	-	-	-	22,423	-	-	22,507	-	-	-	-	22,507	-	-
Issuance Costs	-	-	-	-	-	-	(1,165)	-	-	(1,165)	-	-	-	-	(1,165)	-	-
Unit Conversion	44,490	-	-	-	-	-	255	-	-	255	(44,490)	(255)	-	(255)	-	-	-
Common Units Issued for Acquisitions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Dividends and Distributions declared:
Distribution to Noncontrolling Interest in Consolidated Joint Ventures	-	-	-	-	-	-	-	-	-	-	-	-	(124)	(124)	(124)	-	-
Common Stock ($0.33 per share)	-	-	-	-	-	-	-	-	(16,857)	(16,857)	-	(1,871)	-	(1,871)	(18,728)	-	(1,010)
Preferred Stock ($2.00 per share)	-	-	-	-	-	-	-	-	(4,800)	(4,800)	-	-	-	-	(4,800)	-	-
Dividend Reinvestment Plan	9,943	-	-	-	-	-	25	-	-	25	-	-	-	-	25	-	-
Stock Based Compensation
Restricted Share Award Grants	862,462	9	-	-	-	-	(9)	-	-	-	-	-	-	-	-	-	-
Restricted Share Award Vesting	-	-	-	-	-	-	2,039	-	-	2,039	-	-	-	-	2,039	-	-
Share Grants to Trustees	47,500	1	-	-	-	-	141	-	-	142	-	-	-	-	142	-	-
Disposition of JV	-	-	-	-	-	-	-	-	-	-	-	-	(1,391)	(1,391)	(1,391)	-	-
Comprehensive Income (Loss):
Other Comprehensive Loss	-	-	-	-	-	-	-	(51)	-	(51)	-	-	-	-	(51)	-	-
Net Loss	-	-	-	-	-	-	-	-	(49,861)	(49,861)	-	(5,529)	(72)	(5,601)	(55,462)	-	(2,996)
Total Comprehensive Loss										(49,912)	-	(5,529)	(72)	(5,601)	(55,513)	-	(2,996)
Balance at December 31, 2009	57,682,917	$577	-	$-	2,400,000	$24	$487,481	$(160)	$(185,725)	$302,197	5,637,558	$27,126	$267	$27,393	$329,590	3,064,252	$14,733

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2009	2008	2007
Operating activities:
Net (loss) income	$(58,458)	$(10,429)	$20,172
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on disposition of hotel assets held for sale	(1,869)	(2,888)	(4,248)
Impairment of development loan receivable, other asset and assets held for sale	39,111	21,004	-
Depreciation	44,002	41,219	34,963
Amortization	2,285	1,958	1,812
Debt extinguishment	-	1,587	-
Development loan interest added to principal	(3,253)	-	-
Equity in loss (income) of unconsolidated joint ventures	7,190	517	(3,476)
Distributions from unconsolidated joint ventures	400	3,036	4,501
Loss (gain) recognized on change in fair value of derivative instrument	(172)	71	(89)
Stock based compensation expense	2,143	1,502	852
Change in assets and liabilities:
(Increase) decrease in:
Hotel accounts receivable	(312)	420	(2,500)
Escrows	(3,770)	1,302	1,845
Other assets	(3,727)	(1,132)	(261)
Due from related party	2,159	(3,251)	3,691
Increase (decrease) in:
Due to related party	(634)	(1,115)	(1,291)
Accounts payable and accrued expenses	(3,563)	93	3,329
Net cash provided by operating activities	21,532	53,894	59,300

Investing activities:
Purchase of hotel property assets	(9,315)	(63,626)	(32,658)
Capital expenditures	(6,138)	(19,226)	(16,773)
Proceeds from disposition of hotel assets held for sale	8,524	6,456	11,905
Cash paid for franchise fee intangible	-	(57)	(11)
Repayment of notes receivable	-	1,350	34
Investment in development loans receivable	(2,000)	(64,200)	(65,700)
Repayment of development loans receivable	500	22,416	53,000
Distributions from unconsolidated joint venture	261	2,113	6,485
Advances and capital contributions to unconsolidated joint ventures	(753)	(96)	(2,309)
Net cash used in investing activities	(8,921)	(114,870)	(46,027)

Financing activities:
Proceeds from (repayments of) borrowings under line of credit, net	(9,221)	44,721	19,700
Principal repayment of mortgages and notes payable	(39,232)	(57,421)	(20,717)
Proceeds from mortgages and notes payable	42,155	59,156	28,543
Cash paid for deferred financing costs	(362)	(1,244)	(286)
Proceeds from issuance of common stock, net	21,342	61,845	-
Stock issuance costs related to conversion of partnership units	-	-	(143)
Distributions to partners in consolidated joint ventures	(124)	-	(526)
Dividends paid on common shares	(22,640)	(32,169)	(29,424)
Dividends paid on preferred shares	(4,800)	(4,800)	(4,800)
Distributions paid on common partnership units	(4,022)	(5,742)	(3,609)
Net cash (used in) provided by financing activities	(16,904)	64,346	(11,262)

Net (decrease) increase in cash and cash equivalents	(4,293)	3,370	2,011
Cash and cash equivalents - beginning of year	15,697	12,327	10,316

Cash and cash equivalents - end of year	$11,404	$15,697	$12,327

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hersha Hospitality Trust (“we” or the “Company”) was formed in May 1998 as a self-administered, Maryland real estate investment trust (“REIT”) for federal income tax purposes.

The Company owns a controlling general partnership interest in Hersha Hospitality Limited Partnership (“HHLP” or  the “Partnership”), which owns a 99% limited partnership interest in various subsidiary partnerships. Hersha Hospitality, LLC (“HHLLC”), a Virginia limited liability company, owns a 1% general partnership interest in the subsidiary partnerships and the Partnership is the sole member of HHLLC.

The Partnership formed a wholly owned taxable REIT subsidiary (“TRS”), 44 New England Management Company (“44 New England” or “TRS Lessee”), to lease certain of the Company’s hotels.

On May 5, 2008, we transferred the listing of our common shares of beneficial interest and 8.0% Series A preferred shares of beneficial interest from the American Stock Exchange to the New York Stock Exchange (the “NYSE”).  Hersha’s common shares now trade on the NYSE under the ticker symbol "HT" and its Series A preferred shares now trade on the NYSE under the ticker symbol "HT PR A."

As of December 31, 2009, the Company, through the Partnership and subsidiary partnerships, wholly owned fifty-seven limited and full service hotels. All of the wholly owned hotel facilities are leased to the Company’s TRS, 44 New England.

In addition to the wholly owned hotel properties, as of December 31, 2009, the Company owned joint venture interests in another seventeen properties. The properties owned by the joint ventures are leased to a TRS owned by the joint venture or to an entity owned by the joint venture partners and 44 New England. The following table lists the properties owned by these joint ventures:

Joint Venture	Ownership	Property	Location	Lessee/Sublessee

Unconsolidated Joint Ventures
Inn America Hospitality at Ewing, LLC	50.0%	Courtyard	Ewing/Princeton, NJ	Hersha Inn America TRS Inc.
PRA Glastonbury, LLC	48.0%	Hilton Garden Inn	Glastonbury, CT	Hersha PRA TRS, Inc
PRA Suites at Glastonbury, LLC	48.0%	Homewood Suites	Glastonbury, CT	Hersha PRA LLC
Mystic Partners, LLC	66.7%	Marriott	Mystic, CT	Mystic Partners Leaseco, LLC
	8.8%	Hilton	Hartford, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Norwich, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Warwick, RI	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Danbury, CT	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Mystic, CT	Mystic Partners Leaseco, LLC
	44.7%	Residence Inn	Southington, CT	Mystic Partners Leaseco, LLC
	66.7%	Springhill Suites	Waterford, CT	Mystic Partners Leaseco, LLC
	15.0%	Marriott	Hartford, CT	Mystic Partners Leaseco, LLC
Hiren Boston, LLC	50.0%	Courtyard	South Boston, MA	South Bay Boston, LLC
SB Partners, LLC	50.0%	Holiday Inn Express	South Boston, MA	South Bay Sandeep, LLC
Metro 29th Street Associates, LLC.	50.0%	Holiday Inn Express	New York, NY	Metro 29th Sublessee, LLC

Consolidated Joint Ventures
LTD Associates One, LLC	75.0%	Springhill Suites	Williamsburg, VA	HT LTD Williamsburg One LLC
LTD Associates Two, LLC	75.0%	Residence Inn	Williamsburg, VA	HT LTD Williamsburg Two LLC

Mystic Partners, LLC owns an interest in nine hotel properties. Our interest in Mystic Partners, LLC is relative to our interest in each of the nine properties owned by the joint venture as defined in the joint venture’s governing documents. Each of the nine properties owned by Mystic Partners, LLC is leased to a separate entity that is consolidated in Mystic Partners Leaseco, LLC which is owned by 44 New England and our joint venture partner in Mystic Partners, LLC.

The properties are managed by eligible independent management companies, including Hersha Hospitality Management, LP (“HHMLP”). HHMLP is owned in part by three of the Company’s executive officers, two of its affiliated trustees and other third party investors.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation and Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include all of our accounts as well as accounts of the Partnership, subsidiary partnerships and our wholly owned TRS Lessee. All significant inter-company amounts have been eliminated.

Consolidated properties are either wholly owned or owned less than 100% by the Partnership and are controlled by the Company as general partner of the Partnership. Properties owned in joint ventures are also consolidated if the determination is made that we are the primary beneficiary in a variable interest entity (VIE) or we maintain control of the asset through our voting interest in the entity. Control can be demonstrated by the ability of the general partner to manage day-to-day operations, refinance debt and sell the assets of the partnerships without the consent of the limited partners and the inability of the limited partners to replace the general partner. Control can be demonstrated by the limited partners if the limited partners have the right to dissolve or liquidate the partnership or otherwise remove the general partner without cause or have rights to participate in the significant decisions made in the ordinary course of the partnership’s business.

We evaluate each of our investments and contractual relationships to determine whether they meet the guidelines of consolidation. Our examination consists of reviewing the sufficiency of equity at risk, controlling financial interests, voting rights, and the obligation to absorb expected losses and expected gains, including residual returns. Based on our examination, the following entities were determined to be VIE’s: Mystic Partners, LLC; Mystic Partners Leaseco, LLC; Hersha PRA LLC; South Bay Boston, LLC; HT LTD Williamsburg One LLC; HT LTD Williamsburg Two LLC; Metro 29th Sublessee, LLC; Hersha Statutory Trust I; and Hersha Statutory Trust II. Mystic Partners, LLC is a VIE entity, however because we are not the primary beneficiary it is not consolidated by the Company. Our maximum exposure to losses due to our investment in Mystic Partners, LLC is limited to our investment in the joint venture which is $27,043 as of December 31, 2009.  Also, Mystic Partners Leaseco, LLC; Hersha PRA LLC; South Bay Boston, LLC; HT LTD Williamsburg One LLC; HT LTD Williamsburg Two LLC, and Metro 29th Sublessee, LLC lease hotel properties from our joint venture interests and are variable interest entities. These entities are consolidated by the lessors, the primary beneficiaries of each entity. Hersha Statutory Trust I and Hersha Statutory Trust II are VIEs but HHLP is not the primary beneficiary in these entities. The accounts of Hersha Statutory Trust I and Hersha Statutory Trust II are not consolidated with and into HHLP.

We have consolidated the operations of the Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC joint ventures because each entity is a voting interest entity and the Company owns a majority voting interest in the venture.

We allocate resources and assess operating performance based on individual hotels and consider each one of our hotels to be an operating segment.  None of individual operating segments meets the threshold for a reportable segment. All of our other real estate investment activities are immaterial and meet the aggregation criteria, and thus, we report one segment: investment in hotel properties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (US GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Although we believe the assumptions and estimates we made are reasonable and appropriate, as discussed in the applicable sections throughout these Consolidated Financial Statements, different assumptions and estimates could materially impact our reported results. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions and changes in market conditions could impact our future operating results.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

Investment in Hotel Properties

The Company allocates the purchase price of hotel properties acquired based on the fair value of the acquired real estate, furniture, fixtures and equipment, and intangible assets and the fair value of liabilities assumed, including debt. The Company’s investments in hotel properties are carried at cost and are depreciated using the straight-line method over the following estimated useful lives:

Building and Improvements	7 to 40 Years
Furniture, Fixtures and Equipment	2 to 7 Years

The Company periodically reviews the carrying value of each hotel to determine if circumstances indicate impairment to the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel.  Based on the properties undiscounted future cash flows, the Company will determine if the investment in such hotel is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value.

We consider a hotel to be held for sale when management and our independent trustees commit to a plan to sell the property, the property is available for sale, management engages in active program to locate a buyer for the property and it is probable the sale will be completed within a year of the initiation of the plan to sell.

Investment in Unconsolidated Joint Ventures

If it is determined that we do not have a controlling interest in a joint venture, either through our financial interest in a VIE or our voting interest in a voting interest entity, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliates as they occur rather than as dividends or other distributions are received, limited to the extent of our investment in, advances to and commitments for the investee. Pursuant to our joint venture agreements, allocations of profits and losses of some of our investments in unconsolidated joint ventures may be allocated disproportionately as compared to the ownership percentages due to specified preferred return rate thresholds.

The Company periodically reviews the carrying value of its investment in unconsolidated joint ventures to determine if circumstances indicate impairment to the carrying value of the investment that is other than temporary.  When an impairment indicator is present, we will estimate the fair value of the investment.  Our estimate of fair value takes into consideration factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors.  This determination requires significant estimates by management, including the expected cash flows to be generated by the assets owned and operated by the joint venture. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount over the fair value of our investment in the unconsolidated joint venture.

Development Loans Receivable

The Company provides secured first-mortgage and mezzanine financing to hotel developers. Development loans receivable are recorded at cost and are reviewed for potential impairment at each balance sheet date. The Company’s development loans receivable are each secured by various hotel or hotel development properties or partnership interests in hotel or hotel development properties. We have determined that development loans receivable do not constitute a financial interest in a VIE and do not consolidate the operating results of the borrower in our consolidated financial statements.  Our evaluation consists of reviewing the sufficiency of the borrower’s equity at risk, controlling financial interests in the borrower, voting rights of the borrower, and the borrower’s obligation to absorb expected losses and expected gains, including residual returns. The analysis utilized by the Company in evaluating the development loans receivable involves considerable management judgment and assumptions.

A development loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a charge to income for any shortfall.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and in banks plus short-term investments with an initial maturity of three months or less when purchased.

Escrow Deposits

Escrow deposits include reserves for debt service, real estate taxes, and insurance and reserves for furniture, fixtures, and equipment replacements, as required by certain mortgage debt agreement restrictions and provisions.

Hotel Accounts Receivable

Hotel accounts receivable consists primarily of meeting and banquet room rental and hotel guest receivables. The Company generally does not require collateral. Ongoing credit evaluations are performed and an allowance for potential losses from uncollectible accounts is provided against the portion of accounts receivable that is estimated to be uncollectible.

Deferred Costs

Deferred loan costs are recorded at cost and amortized over the terms of the related indebtedness using the effective interest method.

Due from/to Related Parties

Due from/to Related Parties represents current receivables and payables resulting from transactions related to hotel management and project management with affiliated entities. Due from related parties results primarily from advances of shared costs incurred. Due to affiliates results primarily from hotel management and project management fees incurred. Both due to and due from related parties are generally settled within a period not to exceed one year.

Intangible Assets

Intangible assets consist of leasehold intangibles for above-market and below-market value of in-place leases and deferred franchise fees.  The leasehold intangibles are amortized over the remaining lease term. Deferred franchise fees are amortized using the straight-line method over the life of the franchise agreement.

Noncontrolling Interest

Noncontrolling interest in the Partnership represents the limited partner’s proportionate share of the equity of the Partnership. Income (loss) is allocated to noncontrolling interest in accordance with the weighted average percentage ownership of the Partnership during the period. At the end of each reporting period the appropriate adjustments to the income (loss) are made based upon the weighted average percentage ownership of the Partnership during the period. Our ownership interest in the Partnership as of December 31, 2009, 2008 and 2007 was 86.9%, 84.5%, and 86.4%, respectively.

Effective January 1, 2009, we adopted a new accounting standard which defines a noncontrolling interest as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  Under this standard, such noncontrolling interests are reported on the consolidated balance sheets within equity, but separately from the shareholders’ equity.  Revenues, expenses and net income or loss attributable to both the Company and noncontrolling interests are reported on the consolidated statements of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with US GAAP, we classify securities that are redeemable for cash or other assets at the option of the holder, or not solely within the control of the issuer, outside of permanent equity in the consolidated balance sheet.  The Company makes this determination based on terms in applicable agreements, specifically in relation to redemption provisions.  Additionally, with respect to noncontrolling interests for which the Company has a choice to settle the contract by delivery of its own shares, the Company considers the guidance in US GAAP to evaluate whether the Company controls the actions or events necessary to issue the maximum number of common shares that could be required to be delivered at the time of settlement of the contract.

We have reclassified the noncontrolling interests of our consolidated joint ventures from the mezzanine section of our consolidated balance sheets to equity.  These noncontrolling interests totaled $267 as of December 31, 2009 and $1,854 as of December 31, 2008.  In addition, certain common units of limited partnership interests in HHLP (“Nonredeemable Common Units”) were reclassified from the mezzanine section of our consolidated balance sheets to equity.  These noncontrolling interests of Nonredeemable Common Units totaled $27,126 as of December 31, 2009 and $34,781 as of December 31, 2008.  As of December 31, 2009, there were 5,637,558 Nonredeemable Common Units outstanding with a fair market value of $17,702, based on the price per share of our common shares on the NYSE on such date.  These units are only redeemable by the unit holders for common shares on a one-for-one basis or, at our option, cash.

Certain common units of limited partnership interests in HHLP (“Redeemable Common Units”) have been pledged as collateral in connection with a pledge and security agreement entered into by the Company and the holders of the Redeemable Common Units.  The redemption feature contained in the pledge and security agreement where the Redeemable Common Units serve as collateral contains a provision that could result in a net cash settlement outside of the control of the Company.  As a result, the Redeemable Common Units will continue to be classified in the mezzanine section of the consolidated balance sheets as they do not meet the requirements for equity classification under US GAAP.  The carrying value of the Redeemable Common Units equals the greater of carrying value based on the accumulation of historical cost or the redemption value.  As of December 31, 2009, there were 3,064,252 Redeemable Common Units outstanding with a redemption value equal to the fair value of the Redeemable Common Units, or $9,622.  The redemption value of the Redeemable Common Units is based on the price per share of our common shares on the NYSE on such date.  As of December 31, 2009 and December 31, 2008, the Redeemable Common Units were valued on the consolidated balance sheets at carrying value based on historical cost of $14,733 and $18,739, respectively, since historical cost exceeded the Redeemable Common Units redemption value as of each such date.

We also maintain noncontrolling interests for the equity interest owned by third parties in LTD Associates One, LLC and LTD Associates Two, LLC. Third parties own a 25% interest in each of LTD Associates One LLC and LTD Associates Two, LLC. We allocate the income (loss) of these joint ventures to the noncontrolling interest in consolidated joint ventures based upon the ownership of the entities, preferences in distributions of cash available and the terms of each venture agreement.

Net income or loss attributed to Nonredeemable Common Units and Redeemable Common Units (collectively, “Common Units”), as well as the net income or loss related to the noncontrolling interests of our consolidated joint ventures, is included in net income or loss in the consolidated statements of operations.  Net income or loss attributed to the Common Units and the noncontrolling interests of our consolidated joint ventures is excluded from net income or loss applicable to common shareholders in the consolidated statements of operations.

Shareholders’ Equity

On August 4, 2009, we entered into a purchase agreement with Real Estate Investment Group L.P. (“REIG”), pursuant to which we sold 5,700,000 Class A common shares of beneficial interest at a price of $2.50 per share to REIG for gross proceeds of $14,250.  REIG is a Bermuda limited partnership, whose general partner and majority limited partner is Tyrus S.A., a stock corporation organized under the laws of the Republic of Uruguay that is wholly-owned by IRSA Inversiones y Representaciones Sociedad Anуnima, a stock corporation organized under the laws of the Republic of Argentina (“IRSA”).  We also granted REIG the option to buy up to an additional 5,700,000 common shares at a price of $3.00 per share, which is exercisable through August 4, 2014.  If at any time after August 4, 2011 the closing price for our common shares on the NYSE exceeds $5.00 for 20 consecutive trading days, we may call in and cancel the option in exchange for issuance of common shares to REIG with an aggregate value equal to the volume weighted average price per common share for the 20 trading days prior to the exercise of the option, less the $3.00 option price, multiplied by the number of common shares remaining under the option.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On June 12, 2009, we entered into a sales agreement with a broker-dealer acting as a sales agent, under which it may offer and sell up to 15,000,000 Class A common shares of beneficial interest.  Sales of shares under this agreement, if any, may be made by any method permitted by law deemed to be an “at the market offering” and in privately negotiated transactions.  The sales agent is to use its commercially reasonable efforts consistent with its normal trading and sales practice to sell the shares as directed by the Company.  The sales agent is entitled to compensation equal to 2.75% of the gross sales price per share for any shares sold under the agreement.  Under the sales agreement, during the year ended December 31, 2009, we sold 2,742,300 shares with net proceeds of $8,258.

On May 16, 2008, we completed a public offering of 6,000,000 common shares at $9.90 per share.  On May 20, 2008, the underwriters exercised a portion of their over-allotment option with respect to that offering, and we issued an additional 600,000 common shares at $9.90 per share.  Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $61,845.  Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests.  The net offering proceeds were used to repay indebtedness.

Stock Based Compensation

We measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award. The compensation cost is amortized on a straight line basis over the period during which an employee is required to provide service in exchange for the award.  The compensation cost related to performance awards that are contingent upon market based criteria being met is recorded at the fair value of the award on the date of the grant and amortized over the performance period.

Derivatives and Hedging

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps and interest rate caps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. Interest rate caps designated as cash flow hedges limit the Company’s exposure to increased cash payments due to increases in variable interest rates.

Revenue Recognition

We recognize revenue and expense for all consolidated hotels as hotel operating revenue and hotel operating expense when earned and incurred. These revenues are recorded net of any sales or occupancy taxes collected from our guests. We participate in frequent guest programs sponsored by the brand owners of our hotels and we expense the charges associated with those programs, as incurred.

Interest income on development loan financing is recorded in the period earned based on the interest rate of the loan and outstanding balance during the period. Development loans receivable and accrued interest on the development loans receivable are evaluated to determine if outstanding balances are collectible.  Interest is recorded only if it is determined the outstanding loan balance and accrued interest balance are collectible.

Other revenues consist primarily of fees earned for asset management services provided to hotels we own through unconsolidated joint ventures. Fees are earned as a percentage of the hotels revenue and are recorded in the period earned to the extent of the noncontrolling interest ownership.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company qualifies as a REIT under applicable provisions of the Internal Revenue Code (Code), as amended, and intends to continue to qualify as a REIT. In general, under such provisions, a trust which has made the required election and, in the taxable year, meets certain requirements and distributes to its shareholders at least 90% of its REIT taxable income will not be subject to Federal income tax to the extent of the income which it distributes. Earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due primarily to differences in depreciation of hotel properties for Federal income tax purposes.

Deferred income taxes relate primarily to the TRS Lessee and are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting basis of assets and liabilities of the TRS Lessee and their respective tax bases and for their operating loss and tax credit carry forwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

Although the TRS Lessee is expected to operate at a profit for Federal income tax purposes in future periods, the utilization of the deferred tax asset is not determinable. Therefore, any deferred tax assets have been reserved as we have not concluded that it is more likely than not that these deferred tax assets will be realizable.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a pronouncement that established the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP.  This standard is effective for interim and annual periods ending after September 15, 2009.  The Company has adopted this standard in accordance with US GAAP.

Subsequent Events

In May 2009, the FASB issued a pronouncement that sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  Our adoption of this statement did not impact our consolidated financial condition and results of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Consolidation of Variable Interest Entities

In June 2009, the FASB issued a pronouncement that amends existing US GAAP as follows: (a) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity and to identify the primary beneficiary of a variable interest entity, (b) to require ongoing reassessment of whether an enterprise is the primary beneficiary of a variable interest entity, rather than only when specific events occur, (c) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, (d) to amend certain guidance for determining whether an entity is a variable interest entity, (e) to add an additional reconsideration event when changes in facts and circumstances pertinent to a variable interest entity occur, (f) to eliminate the exception for troubled debt restructuring regarding variable interest entity reconsideration, and (g) to require advanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  This pronouncement is effective for the first annual reporting period that begins after November 15, 2009.  Earlier adoption is prohibited.  The Company will adopt this pronouncement on January 1, 2010.  Management does not believe adoption of this pronouncement will have a material effect on the Company’s consolidated financial statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES

Investment in hotel properties consists of the following at December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008

Land	$161,449	$184,879
Buildings and Improvements	814,461	802,760
Furniture, Fixtures and Equipment	122,174	121,991
	1,098,084	1,109,630

Less Accumulated Depreciation	(159,130)	(127,548)

Total Investment in Hotel Properties	$938,954	$982,082

Depreciation expense was $44,002, $41,219 and $34,895 for the years ended December 31, 2009, 2008 and 2007, respectively.

During the year ended December 31, 2009 we acquired the following wholly owned hotel properties:

Hotel	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees, Loan Costs, and Leasehold Intangible	Total Purchase Price	Fair Value of Assumed Debt
Hilton Garden Inn, TriBeCa, New York, NY	6/30/2009	$21,077	$42,955	$2,668	$300	$67,000	$29,824
Hampton Inn, West Haven, CT	11/4/2009	1,053	10,751	1,196	-	13,000	7,700
Total		$22,130	$53,706	$3,864	$300	$80,000	$37,524

On May 1, 2009, we acquired, from an unaffiliated seller, a 49% membership interest in York Street, LLC, the owner of the Hilton Garden Inn, TriBeCa, New York, NY.  In connection with the acquisition of our 49% interest in York Street, LLC, we also entered into an option agreement to acquire the seller’s remaining 51% interest in York Street, LLC.  On June 30, 2009, we exercised the option and acquired the remaining 51% interest in York Street, LLC making the Hilton Garden Inn, TriBeCa, New York, NY, wholly owned.  Consideration given as of the purchase date to acquire our 100% interest in York Street, LLC included:

Cash paid to seller	$4,794
Amounts payable to seller	1,387	(1)
Settlement of development loans receivable and accrued interest income on development loans	19,555	(2)
Land and mortgage transferred to seller	10,118	(3)
Assumption of York Street, LLC mortgage loan payable	29,824	(4)
Net hotel working capital liabilities assumed	1,322

Total consideration given	$67,000

(1)
“Cash payable to the seller” of $1,387 was held back at settlement pending the seller’s completion of certain capital expenditures and the delivery on the Company’s obligation to transfer land to the seller.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

(2)
“Settlement of development loans receivable and accrued interest income on development loans” consists of principal and accrued interest receivable reductions with respect to development loans made to York Street, LLC and Maiden Hotel, LLC, an entity controlled by the seller.  See “Note 4 – Development Loans Receivable and Land Leases” for more information related to the development loans made to York Street, LLC and Maiden Hotel, LLC.

(3)
“Land and mortgage transferred to seller” consisted of our investment in real property at 440 West 41st Street, New York, NY, and related land lease revenue receivable.  This parcel was acquired on July 28, 2006 and leased to Metro Forty First Street, LLC, an entity controlled by the seller. In connection with our acquisition of the membership interests in York Street, LLC, we transferred this property to Metro Forty First Street, LLC, and that entity assumed our obligations under the $12,100 mortgage loan encumbering the property.

(4)
The mortgage loan assumed in connection with the acquisition of York Street, LLC, which is secured by the Hilton Garden Inn, TriBeCa, New York, NY, was refinanced on August 7, 2009 with a $29,824 first mortgage loan which matures in July 2012 and bears interest at the Wall Street Journal variable prime rate plus 2.0% subject to an interest rate floor of 8.75%.

We recorded an intangible asset for the lease of restaurant space located in the Hilton Garden Inn, TriBeCa, New York, NY that was in place at the time of acquisition.  The lease is with an unrelated third party and has 15 years remaining until expiration with one five year extension option.  We earn fixed rent under this lease at a minimum of $300 per annum for the first five years of the lease and a minimum of $336 and $376 per annum for the second and third five-year periods of the lease, respectively.

On November 4, 2009, we entered into a contribution agreement and closed on the acquisition of 100% of the membership interests in 44 West Haven Hospitality, LLC, the owner of the Hampton Inn and Suites, West Haven, CT.  The aggregate purchase price paid for the membership interests in 44 West Haven Hospitality, LLC was approximately $13,000, including the assumption of $7,700 of existing mortgage debt secured by a first lien on the Hampton Inn and Suites, West Haven, CT, the release of $2,000 of existing mezzanine financing provided by us to 44 West Haven Hospitality, LLC, the cancellation of approximately $200 in accrued interest related to the existing mezzanine financing and approximately $3,100 of cash.  The assumed mortgage debt bears interest at a fixed rate of 6.0% and matures in November 2012, with a three year extension subject to approval by the lenders.  In addition, we paid the lenders a modification fee of $39.  Certain of our officers and affiliated trustees had direct or indirect interests in 44 West Haven Hospitality, LLC.  As a related party transaction, the transaction was approved by all of our independent trustees.  HHMLP will continue to manage the Hampton Inn and Suites, West Haven, CT.

Included in the consolidated statements of operations for the year ended December 31, 2009 are total revenues for Hilton Garden Inn, Tribeca, NY and Hampton Inn, West Haven, CT of approximately $6,761 and $370, respectively, and net income of $764 and net loss of $123, respectively, since the date of the acquisition.

During the year ended December 31, 2008 we acquired the following wholly owned hotel properties:

Hotel	Acquisition Date	Land	Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees, Loan Costs, and Leasehold Intangible	Total Purchase Price	Fair Value of Assumed Debt
Duane Street Hotel, TriBeCa, New York, NY	1/4/2008	$8,213	$12,869	$2,793	$-	$23,875	$-
nu Hotel, Brooklyn, NY	1/14/2008	-	17,343	-	-	17,343	-
TownePlace Suites, Harrisburg, PA	5/8/2008	1,238	10,182	1,792	42	13,254	-
Sheraton Hotel, JFK Airport, Jamaica, NY	6/13/2008	-	27,584	4,413	2,893	34,890	23,800
Holiday Inn Express, Camp Springs, MD	6/26/2008	1,629	11,115	931	5	13,680	-
Hampton Inn, Smithfield, RI	8/1/2008	2,057	9,502	1,156	102	12,817	6,990
Total		$13,137	$88,595	$11,085	$3,042	$115,859	$30,790

In connection with the acquisitions made during the year ended December 31, 2008, we acquired $344 in working capital assets and assumed $662 in working capital liabilities.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

Interest rates on debt assumed in the acquisitions of the Sheraton Hotel, JFK Airport, Jamaica, NY and the Hampton Inn, Smithfield, RI were at market rates.  In connection with the acquisition of the Sheraton Hotel, the Company assumed a $23,800 variable rate mortgage which accrued interest at LIBOR plus 2.00% per annum.  This debt was repaid in October 2008 with borrowings from our revolving line of credit, and this property now serves as collateral for borrowings under our revolving line of credit.  In connection with the acquisition of the Sheraton Hotel, we assumed a lease for the underlying land with a remaining term of approximately 94 years.  The remaining lease payments were determined to be below market value and, as a result, $2,171 of the purchase price was allocated to a leasehold intangible asset.  This asset is recorded in intangible assets on the consolidated balance sheet and is being amortized over the remaining life of the lease.

In connection with the acquisition of the Duane Street Hotel, the Company entered into a $15,000 fixed rate mortgage with interest at 7.15%.  The mortgage matures in February 2018 and is interest only for the first three years.  Upon acquisition of the nu Hotel, located in Brooklyn, NY, we commenced renovations to fit out the building prior to its opening.  Costs associated with the building while it was being renovated, including interest, were capitalized.  On July 7, 2008, the property opened and all renovation costs were capitalized to building and improvements and furniture, fixtures and equipment and are being depreciated over the useful lives of these assets.  In connection with the acquisition of the nu Hotel the Company entered into an $18,000 variable rate mortgage debt facility with interest at LIBOR plus 2.00%.  Principal of $13,240 was drawn on the date of acquisition, while the remainder of the balance has been drawn as renovations progressed and as interest was incurred.  The mortgage requires the payment of interest only and matures in January of 2011.

In connection with the acquisition of the Hampton Inn, Smithfield, RI, the Company assumed a $6,990 fixed rate mortgage which accrues interest at 6.98%.  The mortgage matures on December 12, 2016.  In connection with the acquisition of the property, the sellers provided a $500 note payable which accrued interest at a rate of 7.00% per annum.  This note was repaid prior to September 30, 2008.

The Duane Street Hotel, New York, NY was acquired from entities that are owned by certain of the Company’s executives and affiliated trustees.  Included in the consideration paid for the Duane Street Hotel were 779,585 Common Units valued at $6,862. The Common Units were issued to certain executives and affiliated trustees of the Company.  The Sheraton Hotel, JFK Airport, Jamaica, NY, was acquired from entities that are owned by certain of the Company’s executives and affiliated trustees and an unrelated third party.  Included in the consideration paid for the Sheraton Hotel were 1,177,306 Common Units valued at $10,596.  The Common Units were issued to certain executives and affiliated trustees of the Company and an unrelated third party.  The Holiday Inn Express, Camp Springs, MD, was acquired from entities that are owned by certain of the Company’s executives and affiliated trustees and an unrelated third party.  Included in the consideration paid for the Holiday Inn Express were 540,337 Common Units valued at $4,166.  The Common Units were issued to certain executives and affiliated trustees of the Company and an unrelated third party.

Our newly acquired hotels are leased to 44 New England and all are managed by HHMLP.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES (continued)

Earn-out Provisions

The purchase agreements for some of our acquisitions contain certain provisions that entitle the seller to an earn-out payment based on the Net Operating Income of the properties, as defined in each purchase agreement.  The following table summarizes our existing earn-out provisions:

Acquisition Date	Acquisition Name	Maximum Earn-Out Payment Amount	Earn-Out Period Expiration
12/28/2006	Summerfield Suites Portfolio	$6,000,000	December 31, 2009*
6/26/2008	Holiday Inn Express, Camp Springs, MD	1,905,000	December 31, 2010
8/1/2008	Hampton Inn & Suites, Smithfield, RI	1,515,000	December 31, 2010

*  As of December 31, 2009 the Summerfield Suites Portfolio earn-out period expired without meeting the required Net Operating Income thresholds established in the properties’ purchase agreement.  As such, no amounts are payable under this earn-out provision.

We are currently unable to determine whether amounts will be paid under the remaining two earn-out provisions since significant time remains until the expiration of the earn-out periods.  Due to uncertainty of the amounts that will ultimately be paid, no accrual has been recorded on the consolidated balance sheet for amounts due under these earn-out provisions. In the event amounts are payable under these provisions, payments made will be recorded as additional consideration given for the properties.

Pro Forma Operating Results (Unaudited)

The following condensed pro forma financial data is presented as if all 2009 and 2008 acquisitions had been consummated as of January 1, 2008. Properties acquired without any operating history are excluded from the condensed pro forma operating results. The condensed pro forma information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of the year presented, nor does it purport to represent the results of operations for future periods.

	For the Year Ended December 31,
	2009	2008
Pro Forma Total Revenues	$223,128	$245,896

Pro Forma (Loss) income from Continuing Operations	$(43,604)	$(14,188)
Income (Loss) from Discontinued Operations	(15,952)	3,823
Pro Forma Net (Loss) income	(59,556)	(10,365)
Loss (Income) allocated to Noncontrolling Interest	8,757	1,611
Preferred Distributions	(4,800)	(4,800)
Pro Forma Net (Loss) income applicable to Common Shareholders	$(55,599)	$(13,554)

Pro Forma (Loss) income applicable to Common Shareholders per Common Share
Basic	$(1.09)	$(0.30)
Diluted	$(1.09)	$(0.30)

Weighted Average Common Shares Outstanding
Basic	51,027,742	45,184,127
Diluted	51,027,742	45,184,127

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

As of December 31, 2009 and December 31, 2008 our investment in unconsolidated joint ventures consisted of the following:

Joint Venture	Hotel Properties	Percent Owned	Preferred Return	December 31, 2009	December 31, 2008

PRA Glastonbury, LLC	Hilton Garden Inn, Glastonbury, CT	48.0%	11.0% cumulative	$561	$738
Inn American Hospitality at Ewing, LLC	Courtyard by Marriott, Ewing, NJ	50.0%	11.0% cumulative	459	736
Hiren Boston, LLC	Courtyard by Marriott, Boston, MA	50.0%	N/A	-	3,960
SB Partners, LLC	Holiday Inn Express, Boston, MA	50.0%	N/A	1,934	2,091
Mystic Partners, LLC	Hilton and Marriott branded hotels in CT and RI	8.8%-66.7%	8.5% non-cumulative	27,043	27,977
PRA Suites at Glastonbury, LLC	Homewood Suites, Glastonbury, CT	48.0%	10.0% non-cumulative	1,754	2,800
Metro 29th Street Associates, LLC	Holiday Inn Express, New York, NY	50.0%	N/A	7,431	7,981
				$39,182	$46,283

During the year ended December 31, 2009, we determined that our investment in the Courtyard by Marriot, Boston, MA was impaired.  As a result, the Company recorded an impairment charge of $3,500 which is included in loss from unconsolidated joint venture investments on the Company’s consolidated statements of operations.  This charge reduced our investment in the Courtyard by Marriot, Boston, MA to $0.

On January 1, 2010, we acquired our joint venture partner’s 52.0% membership interest in PRA Glastonbury, LLC, the owner of the Hilton Garden Inn, Glastonbury, CT, and this hotel became one of our wholly-owned hotels. The consideration provided to our joint venture partner in exchange for its 52% membership interest consisted of:

·	cash of $253;
·	our 48% minority membership interest in PRA Suites at Glastonbury, LLC, the owner of the Homewood Suites, Glastonbury, CT;
·	settlement of a note receivable and accrued interest made to our former joint venture partner with a principal balance of $1,267 and accrued interest receivable of $141; and
·
our assumption of the outstanding mortgage debt secured by the Hilton Garden Inn, Glastonbury, CT which has an outstanding principal balance of $13,141 as of December 31, 2009, bears interest at a fixed rate of 5.98% per annum and has an anticipated maturity date of April 1, 2016.

As a result of this transaction, our joint venture partner acquired our 48.0% minority membership interest in PRA Suites at Glastonbury, LLC, the entity owning the Homewood Suites, Glastonbury, CT, and assumed the outstanding mortgage debt secured by the Homewood Suites, Glastonbury, CT.  As of December 31, 2009, we determined that our investment in the Homewood Suites, Glastonbury, CT was impaired.  As a result, the Company recorded an impairment charge of $1,041 which is included in loss from unconsolidated joint venture investments on the Company’s consolidated statements of operations.  This charge reduced our investment in the Homewood Suites, Glastonbury, CT to $1,754.

During the year ended December 31, 2008, we determined that our investment in the Hartford Hilton, part of the Mystic Partners joint venture portfolio, was impaired.  As a result, the Company recorded an impairment charge of $1,890 which is included in loss from unconsolidated joint venture investments on the Company’s consolidated statements of operations.  This charge reduced our investment in the Hartford Hilton to $0.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

Income from our unconsolidated joint ventures is allocated to us and our joint venture partners consistent with the allocation of cash distributions in accordance with the joint venture agreements. Any difference between the carrying amount of these investments and the underlying equity in net assets is amortized over the expected useful lives of the properties and other intangible assets. Income (loss) recognized during the years ended December 31, 2009, 2008, and 2007 for our Investments in Unconsolidated Joint Ventures is as follows:

	Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2007
PRA Glastonbury, LLC	$(77)	$94	$47
Inn American Hospitality at Ewing, LLC	(127)	20	73
Hiren Boston, LLC	(460)	(189)	304
SB Partners, LLC	(156)	80	191
Mystic Partners, LLC	(1,686)	(345)	1,612
PRA Suites at Glastonbury, LLC	(6)	(8)	(7)
Metro 29th Street Associates, LLC	(137)	1,721	1,256
	(2,649)	1,373	3,476
Less: Impairment of Investment in Unconsolidated Joint Venture	(4,541)	(1,890)	-

(Loss) Income from Unconsolidated Joint Venture Investments	$(7,190)	$(517)	$3,476

The SB Partners, LLC and Hiren Boston, LLC joint venture agreements provided for a 10% preferred return during the first two years of the ventures based on our equity interest in the ventures.  The preferred return period expired on July 1, 2007 for Hiren Boston, LLC and October 1, 2007 for SB Partners, LLC.  Subsequent to this initial two year period, cash distributions are made 50% to us and 50% to our joint venture partners in the ventures.

The Mystic Partners, LLC joint venture agreement provides for an 8.5% non-cumulative preferred return based on our contributed equity interest in the venture. Cash distributions will be made from cash available for distribution, first, to us to provide an 8.5% annual non-compounded return on our unreturned capital contributions and then to our joint venture partner to provide an 8.5% annual non-compounded return of their unreturned contributions. Any remaining cash available for distribution will be distributed to us 10.5% with respect to the net cash flow from the Hartford Marriott, 7.0% with respect to the Hartford Hilton and 56.7%, with respect to the remaining seven properties. Mystic Partners, LLC allocates income to us and our joint venture partner consistent with the allocation of cash distributions in accordance with the joint venture agreements.

Each of the Mystic Partners, LLC hotel properties, except the Hartford Hilton, is under an Asset Management Agreement with 44 New England to provide asset management services. Fees for these services are paid monthly to 44 New England and recognized as income in the amount of 1% of operating revenues, except for the Hartford Marriott which is 0.25% of operating revenues.

The Company and our joint venture partner in Mystic Partners, LLC jointly and severally guarantee the performance of the terms of a loan to Adriaen’s Landing Hotel, LLC, owner of the Hartford Marriott, in the amount of $50,000, and 315 Trumbull Street Associates, LLC, owner of the Hartford Hilton, in the amount of $27,000, if at any time during the term of the note and during such time as the net worth of Mystic Partners falls below the amount of the guarantee.  We have determined that the probability of incurring loss under this guarantee is remote and the value attributed to the guarantee is de minimis.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

The following tables set forth the total assets, liabilities, equity and components of net income, including the Company’s share, related to the unconsolidated joint ventures discussed above as of December 31, 2009 and December 31, 2008 and for the years ended December 31, 2009, 2008, and 2007.

Balance Sheets

	December 31,	December 31,
	2009	2008
Assets
Investment in hotel properties, net	$196,842	$209,468
Other Assets	28,473	25,334
Total Assets	$225,315	$234,802

Liabilities and Equity
Mortgages and notes payable	$218,116	$219,889
Other liabilities	18,219	11,636
Equity:
Hersha Hospitality Trust	44,178	44,938
Joint Venture Partner(s)	(55,198)	(41,661)
Total Equity	(11,020)	3,277

Total Liabilities and Equity	$225,315	$234,802

Statements of Operations

	Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2007
Room Revenue	$81,718	$99,530	$98,581
Other Revenue	22,427	28,344	31,586
Operating Expenses	(68,389)	(82,327)	(81,873)
Interest Expense	(16,326)	(13,442)	(15,421)
Debt Extinguishment	-	-	(2,858)
Loss on Impairment of Building and Equipment	(7)	(9,171)	-
Lease Expense	(5,647)	(5,538)	(5,332)
Property Taxes and Insurance	(6,596)	(6,459)	(6,159)
Federal and State Income Taxes	-	121	(141)
General and Administrative	(7,332)	(7,835)	(7,446)
Loss Allocated to Noncontrolling Interests	705	-	-
Depreciation and Amortization	(14,423)	(16,171)	(16,680)

Net loss	$(13,870)	$(12,948)	$(5,743)

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (continued)

The following table is a reconciliation of the Company’s share in the unconsolidated joint ventures’ equity to the Company’s investment in the unconsolidated joint ventures as presented on the Company’s balance sheets as of December 31, 2009 and 2008.

	December 31,	December 31,
	2009	2008
Company's share of equity recorded on the joint ventures' financial statements	$44,178	$44,938
Adjustment to reconcile the Company's share of equity recorded on the joint ventures' financial statements to our investment in unconsoldiated joint ventures(1)	(4,996)	1,345
Investment in Unconsolidated Joint Ventures	$39,182	$46,283

(1) Adjustment to reconcile the Company's share of equity recorded on the joint ventures' financial statements to our investment in unconsolidated joint ventures consists of the following:
-	cumulative impairment of our investment in joint ventures not reflected on the joint ventures' financial statements,
-	our basis in the investment in joint ventures not recorded on the joint ventures' financial statements, and
-
accumulated amortization of our equity in joint venture that reflects our portion of the excess of the fair value of joint ventures' assets on the date of our investment over the carrying value of the assets recorded on the joint ventures finanical statements.  This excess investment is amortized over the life of the properties, and the amortization is included in (Loss) Income from Unconsolidated Joint Venture Investments on our consolidated statement of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES

Development Loans

We have approved first mortgage and mezzanine lending to hotel developers, including entities in which our executive officers and affiliated trustees own an interest, to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 10% to 20%. As of December 31, 2009 and December 31, 2008, we had Development Loans Receivable of $46,094 and $81,500, respectively. Interest income from development loans was $7,411, $7,890, and $6,046 for the years ended December 31, 2009, 2008, and 2007, respectively.  Accrued interest on our development loans receivable was $2,451 as of December 31, 2009 and $2,785 as of December 31, 2008.

As of December 31, 2009 and 2008, our development loans receivable consisted of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2009		Principal Outstanding 12/31/2008	Interest Rate	Maturity Date (1)
Operational Hotels
Independent Hotel - New York, NY	Maiden Hotel, LLC	$7,000		$10,000	20%	July 31, 2010
Renaissance by Marriott - Woodbridge, NJ	Hersha Woodbridge Associates, LLC	5,000		5,000	11%	April 1, 2010	*
Element Hotel - Ewing, NJ	American Properties @ Scotch Road, LLC	2,000		-	11%	August 6, 2010	*
Hilton Garden Inn - Dover, DE	44 Aasha Hospitality Associates, LLC	1,000		1,000	10%	November 1, 2010	*
Hampton Inn & Suites - West Haven, CT	44 West Haven Hospitality, LLC	-		2,000	10%	N/A
Hilton Garden Inn - New York, NY	York Street, LLC	-		15,000	11%	N/A
Homewood Suites - Newtown, PA	Reese Hotels, LLC	-		500	11%	N/A

Construction Hotels
Lexington Avenue Hotel - New York, NY	44 Lexington Holding, LLC	11,591	(2)	10,000	11%	December 31, 2010	*
Union Square Hotel - New York, NY	Risingsam Union Square, LLC	11,503	(2)	10,000	10%	December 31, 2010
32 Pearl - New York, NY	SC Waterview, LLC	8,000		8,000	10%	December 31, 2010

Early Phase Development
Hyatt Place - New York, NY	Brisam East 52, LLC	-	(2)	10,000	10%	N/A
Greenwich Street Courtyard - New York, NY	Brisam Greenwich, LLC	-	(2)	10,000	10%	N/A

Total Development Loans Receivable		$46,094		$81,500

* Indicates borrower is a related party

(1)
Represents current maturity date in effect. Agreements for our development loans receivable typically allow for two one-year extensions which can be exercised by the borrower if the loan is not in default.  As these loans typically finance hotel development projects, it is common for the borrower to exercise their options to extend the loans, in whole or in part, until the project has been completed and the project provides cash flow to the developer or is refinanced by the developer.

(2)
We amended the following development loans to allow the borrower to elect, quarterly, to pay accrued interest in-kind by adding the accrued interest to the principal balance of the loan as of December 31, 2009:

	Interest Income	Cumulative Interest Income Paid In-Kind
Borrower	Year Ended December 31, 2009

Risingsam Union Square, LLC	$1,069	$1,503
Brisam East 52, LLC	503	672
44 Lexington Holding, LLC	1,178	1,591
Brisam Greenwich, LLC	503	736

Total	$3,253	$4,502

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES (continued)

Advances and repayments on our development loans receivable consisted of the following for the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
Balance at January 1,	$81,500	$58,183	$47,016
New advances	2,000	64,200	65,700
Interest added to principal	4,502	-	-
Repayments	(500)	(22,416)	(53,000)
Principal exchanged for interest in hotel properties	(20,000)	-	-
Discount recorded	-	-	(1,687)
Amortization of discount	-	281	154
Impairments, net of discount	(21,408)	(18,748)	-
Balance at December 31,	$46,094	$81,500	$58,183

Impairment of Development Loans

We monitor our portfolio of development loans on an on-going basis to determine collectability of the loan principal and accrued interest.  We determined that our development loans to Brisam East 52, LLC and Brisam Greenwich, LLC, which were secured by the equity interest in each entity, were permanently impaired.  We ceased accruing interest on the loans effective July 1, 2009.  As of December 31, 2009, we determined that the fair value of each loan receivable is $0 and have incurred an impairment charge for the remaining principal on these loans in the aggregate amount of $21,408, which includes $1,408 of interest income that had been added to the principal balance of the loan.

In 2008, we determined that the developer of the Hilton Garden Inn/Homewood Suites – Brooklyn, NY had failed to make payments to the senior lender on the property’s first mortgage.   After discussions with the developer and the senior lender, we determined that the fair value of the loan receivable and discount was $0 as of December 31, 2008.  As a result, we incurred an impairment charge for the remaining principal of $18,748, which is net of unamortized discount in the amount of $1,252.  A receivable for uncollected interest income of $569, which is net of unrecognized deferred loan fees of $143, was also recorded as an impairment charge.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - DEVELOPMENT LOANS RECEIVABLE AND LAND LEASES (continued)

Land Leases

We have acquired land and improvements and leased them to entities, including entities in which our executive officers and affiliated trustees own an interest, to enable such entities to construct hotels and related improvements on the leased land.

On July 20, 2009, we entered into a modification and extension agreement for a mortgage loan on our land parcel located at 39th Street and 8th Avenue, New York, NY.  As a result of this agreement we paid $1,250, reducing the principal balance from $13,250 to $12,000, and the interest rate was modified from a fixed rate of 7.75% to a floating rate equal to the Wall Street Journal variable prime rate plus 1.00%, with a minimum interest rate of 6.875%.  Payments required under this loan continue to be interest-only and the maturity date was extended to July 1, 2011.

Also on July 20, 2009, we entered into a modification and extension agreement for a mortgage loan on our land parcels located on Nevins Street, in Brooklyn, NY.  These parcels are leased to an entity that is owned, in part, by certain excutive officers and affiliated trustees of the Company.  As a result of this agreement we paid $500, reducing the principal balance from $6,500 to $6,000.  The agreement also modified the interest rate from a floating rate of 90-Day LIBOR plus 2.70%, with a minimum of 8.06%, to a floating rate equal to the Wall Street Journal variable prime rate plus 1.00%, with a minimum interest rate of 6.875%.  Payments required under this loan continue to be interest-only and the maturity date was extended to August 1, 2011.

On September 24, 2009, our land parcel located at 440 West 41st Street, New York, NY, was transferred to the lessee, an entity controlled by the seller of York Street, LLC, as partial consideration for our acquisition of York Street, LLC, the owner of the Hilton Garden Inn, Tribeca, New York, NY, as noted in Note 2, “Investment in Hotel Properties.”

During the year ended December 31, 2009, we decided to exit our two remaining land leases and dispose of the related land parcels located at 39th Street and 8th Avenue, New York, NY and Nevins Street, Brooklyn, NY.  Effective July 1, 2009, we ceased accruing rents under these leases.  The parcels of land are recorded as “assets held for sale” and our mortgage debt on the property is recorded as “liabilities related to assets held for sale” on our consolidated balance sheets as of December 31, 2009.  We determined that the carrying values of the two land parcels exceeded their respective fair values and we recorded an impairment charge of $14,545 as of December 31, 2009.  We also determined that accrued rents under the leases were uncollectible and accrued rents receivable of $1,581 was expensed during the year ended December 31, 2009.  See Note 12, “Discontinued Operations” for further discussion of the land parcels recorded as assets held for sale.

Each parcel of land had been leased under fixed lease agreements which earned rents at a minimum rental rate of 10% of our net investment in the leased property. Additional rents were paid by the lessee for the interest on the mortgage, real estate taxes and insurance. Revenues from our land leases were recorded in land lease revenue on our consolidated statement of operations.  All expenses related to the land leases are recorded in operating expenses as land lease expense.  Land lease revenues and land lease expense have been reclassified to discontinued operations on our consolidated statement of operations as a result of our decision to sell these parcels of land.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 5 — OTHER ASSETS

Other Assets consisted of the following at December 31, 2009 and 2008:

	2009	2008

Transaction Costs	$292	$237
Investment in Statutory Trusts	1,548	1,548
Notes Receivable	1,412	1,267
Due from Lessees	-	1,907
Prepaid Expenses	4,468	3,182
Interest Receivable from Development Loans to Non-Related Parties	1,573	2,024
Deposits on Property Improvement Plans	167	149
Hotel Purchase Option	933	933
Other	2,035	2,270
	$12,428	$13,517

Transaction Costs - Transaction costs include legal fees and other third party transaction costs incurred relative to entering into debt facilities and issuances of equity securities which are recorded in other assets prior to the closing of the respective transactions.

Investment in Statutory Trusts - We have an investment in the common stock of Hersha Statutory Trust I and Hersha Statutory Trust II. Our investment is accounted for under the equity method.

Notes Receivable – Notes receivable as of December 31, 2009 includes a loan, and related accrued interest, made to one of our unconsolidated joint venture partners.  The $1,267 note bears interest at 11% and matures on December 31, 2009.  See Note 3 “Investment in Unconsolidated Joint Ventures” for information regarding subsequent events affecting this note.

Due from Lessees - Due from lessees represent rents due under our land leases, See Note 4, “Development Loans Receivable and Land Leases” for information regarding our land leases.

Prepaid Expense - Prepaid expenses include amounts paid for property tax, insurance and other expenditures that will be expensed in the next twelve months.

Interest Receivable from Development Loans to Non-Related Parties – Interest receivable from development loans to non-related parties represents interest income receivable from loans extended to non-related parties that are used to enable such entities to construct hotels and conduct related improvements on specific hotel projects.  This excludes interest receivable from development loans from loans extended to related parties in the amounts of $878 and $761, as of December 31, 2009 and 2008, respectively, which is included in the Due from Related Parties on the consolidated balance sheets.

Deposits on Property Improvement Plans – Deposits on property improvement plans consists of amounts advanced to Hersha Construction Services that is to be used to fund capital expenditures as part of our property improvement programs at certain properties.

Hotel Purchase Option –We have an option to acquire a 50% interest in the entity that owns the Holiday Inn Express-Manhattan.  The option is exercisable after February 1, 2012 or upon termination of Metro 29th Street’s lease of the hotel and expires at the end of the lease term.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 - DEBT

Mortgages and Notes Payable

The Company has a total mortgages payable balance at December 31, 2009, and December 31, 2008, of $614,401 and $603,538, respectively, and consisted of mortgages with fixed and variable interest rates ranging from 2.23% to 8.94% as of December 31, 2009. As of December 31, 2009, the maturities for the outstanding mortgage loans ranged from April 2010 to September 2023. Aggregate interest expense incurred under the mortgages payable totaled $35,878, $34,855 and $33,767 during 2009, 2008 and 2007, respectively. The mortgages are secured by first deeds of trust on various hotel properties with a combined net book value of $892,825 and $919,815 as of December 31, 2009, and 2008, respectively.  Our indebtedness contains various financial and non-financial event of default covenants customarily found in financing arrangements.  Our mortgages payable typically require that specified debt service coverage ratios be maintained with respect to the financed properties before we can exercise certain rights under the loan agreements relating to such properties.  If the specified criteria are not satisfied, the lender may be able to escrow cash flow generated by the property securing the applicable mortgage loan.  As of December 31, 2009 we were in compliance with all event of default covenants under the applicable loan agreements.

We have two junior subordinated notes payable in the aggregate amount of $51,548 to the Hersha Statutory Trusts pursuant to indenture agreements. The $25,774 note issued to Hersha Statutory Trust I will mature on June 30, 2035, but may be redeemed at our option, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the indenture agreement. The $25,774 note issued to Hersha Statutory Trust II will mature on July 30, 2035, but may be redeemed at our option, in whole or in part, beginning on July 30, 2010 in accordance with the provisions of the indenture agreement. The note issued to Hersha Statutory Trust I bears interest at a fixed rate of 7.34% per annum through June 30, 2010, and the note issued to Hersha Statutory Trust II bears interest at a fixed rate of 7.173% per annum through July 30, 2010. Subsequent to June 30, 2010 for notes issued to Hersha Statutory Trust I and July 30, 2010 for notes issued to Hersha Statutory Trust II, the notes bear interest at a variable rate of LIBOR plus 3.0% per annum.  Interest expense in amount of $3,766, $3,729 and $3,793 was recorded during the years ended December 31, 2009, 2008, and 2007, respectively.

As part of the acquisition of the Hyatt Summerfield Suites Portfolio, HHLP entered into a management agreement with Lodgeworks, L.P. (“Lodgeworks”).  Lodgeworks extended a $498 interest-free loan to HHLP for working capital contributions that are due at either the termination or expiration of the management agreement.  Because the interest rate on the note payable is below the market rate of interest at the date of the acquisition, a discount was recorded on the note payable.  The discount reduced the principal balances recorded in the mortgages and notes payable and is being amortized over the remaining life of the loan and is recorded as interest expense.  The balance of the note payable, net of unamortized discount, was $294 as of December 31, 2009 and $274 as of December 31, 2008.

Aggregate annual principal payments for the Company’s mortgages and notes payable for the five years following December 31, 2009 and thereafter are as follows:

Year Ending December 31,	Amount

2010	37,406
2011	58,208
2012	44,107
2013	31,989
2014	43,935
Thereafter	450,647
Net Unamortized Discount	(49)
$666,243

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 – DEBT (continued)

Revolving Line of Credit

On October 14, 2008, we entered into a Revolving Credit Loan and Security Agreement with T.D. Bank, NA and various other lenders.  The credit agreement provides for a revolving line of credit in the principal amount of up to $175,000, including a sub-limit of $25,000 for irrevocable stand-by letters of credit. The existing bank group has committed $135,000, and the credit agreement is structured to allow for an increase of an additional $40,000 under the line of credit, provided that additional collateral is supplied and additional lenders join the existing bank group.

Borrowings under the line of credit provided by T.D. Bank, NA may be used for working capital and general corporate purposes, including payment of distributions or dividends and for the future purchase of additional hotels.  The line of credit expires on December 31, 2011, and, provided no event of default has occurred and remains uncured, we may request that T.D. Bank, NA and the other lenders renew the line of credit for an additional one-year period.

The line of credit is collateralized by a first lien-security interest in all existing and future assets of HHLP, a collateral assignment of all hotel management contracts of the management companies in the event of default, and title-insured, first-lien mortgages on the following properties:

- Hampton Inn, Danville, PA	- Holiday Inn Express, New Columbia, PA
- Hampton Inn, Philadelphia, PA	- Mainstay Suites and Sleep Inn, King of Prussia, PA
- Holiday Inn, Norwich, CT	- Residence Inn, Langhorne, PA
- Holiday Inn Express, Camp Springs, PA	- Residence Inn, Norwood, MA
- Holiday Inn Express and Suites, Harrisburg, PA	- Sheraton Hotel, JFK Airport, New York, NY

At our option, borrowings under the line of credit may be prime rate loans or LIBOR rate loans.  On December 11, 2009, we amended the credit agreement to modify certain financial covenants, resulting in the following changes to the annual interest rate incurred on prime rate and LIBOR rate loans borrowed under the line of credit:

·	The annual interest rate on prime rate loans was increased from the Wall Street Journal variable prime rate to the Wall Street Journal variable prime rate plus 1.50%.
·	The annual interest rate on LIBOR rate loans was increased from LIBOR plus 2.50% to the greater of (i) LIBOR plus 3.50% or (ii) 4.25%.

Hersha paid the lenders a fee of $338 in connection with the amendment the credit agreement.  As amended. the credit agreement includes certain financial covenants and requires that we maintain (1) a minimum tangible net worth of $300,000; (2) a maximum accounts and other receivables from affiliates of $125,000; (3) annual distributions not to exceed 95% of adjusted funds from operations; (4) maximum variable rate indebtedness to total debt of 30%; and (5) certain financial ratios, including the following:

·	a debt service coverage ratio of not less than 1.20 to 1.00;
·	a total funded liabilities to gross asset value ratio of not more than 0.67 to 1.00;
·	a EBITDA to debt service ratio of not less than 1.25 to 1.00; and
·
The sum of the aggregate amount of outstanding loans and letter of credit obligations may not exceed the lesser of the committed amount of $135,000 or 67% of the appraised value of the hotel properties pledged as collateral.  In the event the aggregate amount of outstanding loans and letter of credit obligations exceeds this amount, we will be required to repay a portion of the outstanding loans and letter of credit obligations or provide additional collateral to the lenders.

The Company is in compliance with each of the covenants listed above as of December 31, 2009.

The outstanding principal balance under the line of credit was $79,200 at December 31, 2009 and $88,421 at December 31, 2008. The Company recorded interest expense of $3,235, $3,094 and $4,239 related to the line of credit borrowings, for the years ended December 31, 2009, 2008, and 2007, respectively. The weighted average interest rate on our Line of Credit during the years ended December 31, 2009, 2008, and 2007 was 3.25%, 5.07%, and 7.30%, respectively.

As of December 31, 2009 we had $3,818 in irrevocable letters of credit issued and our remaining borrowing capacity under the Line of Credit was $51,982.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 – DEBT (continued)

Fair Value of Debt

The Company estimates the fair value of its fixed rate debt and the credit spreads over variable market rates on its variable rate debt by discounting the future cash flows of each instrument at estimated market rates or credit spreads consistent with the maturity of the debt obligation with similar credit policies. Credit spreads take into consideration general market conditions and maturity.   As of December 31, 2009, the carrying value and estimated fair value of the Company’s debt was $745,443 and $688,662, respectively. As of December 31, 2008, the carrying value and estimated fair value of the Company’s debt was $743,781 and $695,330, respectively.

Capitalized Interest

We utilize mortgage debt and our revolving line of credit to finance on-going capital improvement projects at our properties.  Interest incurred on mortgages and the revolving line of credit that relates to our capital improvement projects is capitalized through the date when the assets are placed in service.  For the years ended December 31, 2009, 2008, and 2007, we capitalized $10, $544 and $389, respectively, of interest expense related to these projects.

Deferred Costs

Costs associated with entering into mortgages and notes payable and our revolving line of credit are deferred and amortized over the life of the debt instruments. Amortization of deferred costs is recorded in interest expense. As of December 31, 2009, deferred costs were $8,696, net of accumulated amortization of $4,262.  Deferred costs were $9,157, net of accumulated amortization of $3,606, as of December 31, 2008. Amortization of deferred costs for the years ended December 31, 2009, 2008, and 2007 was $2,059, $2,030 and $1,724, respectively.

Debt Extinguishment

On July 1, 2008, we settled on the defeasance of loans associated with four of our properties.  These mortgage loans had an aggregate outstanding principal balance of approximately $11,028 as of June 30, 2008.  As a result of this extinguishment, we expensed $1,399 in unamortized deferred costs and defeasance premiums for three of the four properties, which are included in the Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2008 and now serve as collateral for our revolving credit facility entered into on October 14, 2008. The fourth property, the Holiday Inn Conference Center, New Cumberland, PA was sold on October 30, 2008 and $19 in unamortized deferred costs expensed as a result of the debt extinguishment is included in the Income (Loss) from Discontinued Operations caption on the consolidated statements of operations for the year ended December 31, 2008.

On September 30, 2008, we repaid $8,188 on our mortgage with M&T Bank for the Holiday Inn Express, Cambridge property as a result of debt refinancing.  The new debt of $11,000 has a fixed interest rate of 6.625% and a maturity date of September 30, 2023.  As a result of this extinguishment, we expensed $17 in unamortized deferred costs, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2008.

On October 14, 2008, we replaced our previous line of credit with Commerce Bank and various other lenders with a new credit facility with T.D. Bank, NA and various other lenders.  As a result of the termination of the existing line of credit, we expensed $152 in unamortized deferred costs related to the origination of the original Commerce Bank Line of Credit, which are included in the Loss on Debt Extinguishment caption on the consolidated statements of operations for the year ended December 31, 2008.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

We are the sole general partner in our operating partnership subsidiary, HHLP, which is indirectly the sole general partner of the subsidiary partnerships. At December 31, 2009, there were 8,701,810 non-controlling Common Units outstanding with a fair market value of $27,324, based on the price per share of our common shares on the New York Stock Exchange on such date.  These units are redeemable by the unitholders for common shares on a one-for-one basis or, at our option, cash.

Management Agreements

Our wholly-owned TRS, 44 New England engages eligible independent contractors in accordance with the requirements for qualification as a REIT under the Federal income tax laws, including HHMLP, as the property managers for hotels it leases from us pursuant to management agreements. HHMLP is owned, in part, by certain executives and affiliated trustees of the Company. Our management agreements with HHMLP provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.  Management agreements with other unaffiliated hotel management companies have similar terms.

For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotels.   For the years ended December 31, 2009, 2008 and 2007, base management fees incurred totaled $5,485, $6,136 and $5,571, respectively and are recorded as Hotel Operating Expenses.  For the years ended December 31, 2009, 2008 and 2007, incentive management fees of $0, $363, and $0, respectively, were recorded as Hotel Operating Expenses.

Franchise Agreements

Our branded hotel properties are operated under franchise agreements assumed by the hotel property lessee. The franchise agreements have 10 to 20 year terms but may be terminated by either the franchisee or franchisor on certain anniversary dates specified in the agreements. The franchise agreements require annual payments for franchise royalties, reservation, and advertising services, and such payments are based upon percentages of gross room revenue. These payments are paid by the hotels and charged to expense as incurred.  Franchise fee expense for the years ended December 31, 2009, 2008, and 2007 was $14,019, $17,041 and $16,333 respectively.  The initial fees incurred to enter into the franchise agreements are amortized over the life of the franchise agreements.

Accounting and Information Technology Fees

Each of the wholly owned hotels and consolidated joint venture hotel properties managed by HHMLP incurs a monthly accounting and information technology fee.   Monthly fees for accounting services are $2 per property and monthly information technology fees are $0.5 per property. In addition, each of the wholly owned hotels not managed by HHMLP, but for which the accounting is provided by HHMLP incurs a monthly accounting fee of $3.   For the years ended December 31, 2009, 2008 and 2007, the Company incurred accounting fees of $1,459, $1,426 and $1,408, respectively.  For the years ended December 31, 2009, 2008 and 2007, the Company incurred information technology fees of $325, $316 and $276, respectively. Accounting fees and information technology fees are included in General and Administrative expenses.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (continued)

Capital Expenditure Fees

HHMLP charges a 5% fee on all capital expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects.  For the years ended December 31, 2009, 2008 and 2007, we incurred fees of $158, $271, and $292, respectively, which were capitalized with the cost of fixed asset additions.

Acquisitions from Affiliates

We have entered into an option agreement with each of our officers and affiliated trustees such that we obtain a right of first refusal to purchase any hotel owned or developed in the future by these individuals or entities controlled by them at fair market value. This right of first refusal would apply to each party until one year after such party ceases to be an officer or trustee of our Company. Our Acquisition Committee of the Board of Trustees is comprised solely of independent trustees, and the purchase prices and all material terms of the purchase of hotels from related parties are approved by the Acquisition Committee.

Hotel Supplies

For the years ended December 31, 2009, 2008 and 2007, we incurred expenses of $996, $1,588 and $2,113, respectively, for hotel supplies from Hersha Hotel Supply, an unconsolidated related party, which are expenses included in Hotel Operating Expenses. Approximately $2 and $39 is included in accounts payable at December 31, 2009 and 2008, respectively.

Due From Related Parties

The Due from Related Party balance as of December 31, 2009 and December 31, 2008 was approximately $2,394 and $3,595, respectively. The balances primarily consisted of accrued interest due on our development loans, and the remaining due from related party balances are receivables owed from our unconsolidated joint ventures.

Due to Related Parties

The Due to Related Parties balance as of December 31, 2009 and December 31, 2008 was approximately $769 and $302, respectively. The balances consisted of amounts payable to HHMLP for administrative, management, and benefit related fees.

Hotel Ground Rent

During 2003, in conjunction with the acquisition of the Hilton Garden Inn, Edison, NJ, we assumed a land lease from a third party with an original term of 75 years. Monthly payments as determined by the lease agreement are due through the expiration in August 2074. On February 16, 2006, in conjunction with the acquisition of the Hilton Garden Inn, JFK Airport, we assumed a land lease with an original term of 99 years.  Monthly payments are determined by the lease agreement and are due through the expiration in July 2100.  On June 13, 2008, in conjunction with the acquisition of the Sheraton Hotel, JFK Airport, we assumed a land lease with an original term of 99 years.  Monthly payments are determined by the lease agreement and are due through the expiration in November 2103.  Each land leases provide rent increases at scheduled intervals. We record rent expense on a straight-line basis over the life of the lease from the beginning of the lease term. For the years ended December 31, 2009, 2008 and 2007, we incurred $1,166, $1,040, and $856 respectively, in hotel ground rent from continuing operations under the agreements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (continued)

Future minimum lease payments (without reflecting future applicable Consumer Price Index increases) under these agreements are as follows:

Year Ending December 31,	Amount

2010	$904
2011	935
2012	975
2013	981
2014	986
Thereafter	92,175
$96,956

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any other litigation threatened against us, other than routine actions for negligence or other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on our liquidity, results of operations or business or financial condition.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 8 — FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS

Fair Value Measurements

Our determination of fair value measurements are based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, we utilize a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

As of December 31, 2009, the Company’s derivative instruments represented the only financial instruments measured at fair value.  Currently, the Company uses derivative instruments, such as interest rate swaps and caps, to manage its interest rate risk.   The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs.

We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements.  In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Although we have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by us and its counterparties.  However, as of December 31, 2009, we have assessed the significance of the effect of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our derivatives. As a result, we have determined that our derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Derivative Instruments

On January 15, 2008, we entered into an interest rate swap agreement that fixes the interest rate on the variable rate mortgage, bearing interest at one month U.S. dollar LIBOR plus 2.0%, originated to finance the acquisition of the nu Hotel, Brooklyn, NY.  Under the terms of this interest rate swap, we pay fixed rate interest of 3.245% on the $13,240 notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest at a rate of 5.245%.

On January 9, 2009, we renewed our interest rate swap agreement that effectively fixed the interest rate on a variable rate mortgage on the nu Hotel, Brooklyn, NY, which bears interest at one month U.S. dollar LIBOR plus 2.0%.  Under the terms of the interest rate swap, we pay fixed rate interest of 1.1925% on the $18,000 notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest on the mortgage debt at a rate of 3.1925%.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 8 — FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS (continued)

On February 1, 2008, we entered into an interest rate swap agreement that fixes the interest rate on a $40,000 portion of our floating revolving credit facility with Commerce Bank, which bears interest at one month U.S. dollar LIBOR plus 2.5%.  Under the terms of this interest rate swap, we pay fixed rate interest of 2.6275% on the $40,000 notional amount and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest on this portion of the line of credit at a rate of 5.1275%.  This interest rate swap agreement matured on February 1, 2009, and we did not replace it with another agreement.

On December 31, 2008, we entered into an interest rate swap agreement that fixes the interest rate on a variable rate mortgage, bearing interest at one month U.S. dollar LIBOR plus 3.0%, originated upon the refinance of the debt associated with the Hilton Garden Inn, Edison, NJ.  Under the terms of this interest rate swap, we pay fixed rate interest of 1.37% and we receive floating rate interest equal to the one month U.S. dollar LIBOR, effectively fixing our interest at a rate of 4.37%.  The notional amount amortizes in tandem with the amortization of the underlying hedged debt and is $5,250 as of December 31, 2009.

We maintain an interest rate cap that effectively fixes interest payments when LIBOR exceeds 5.75% on our debt financing Hotel 373, New York, NY.  The notional amount of the interest rate cap is $22,000 and equals the principal of the variable interest rate debt being hedged.

We maintained an interest rate swap that fixed our interest rate on a variable rate mortgage on the Sheraton Four Points, Revere, MA.  Under the terms of this interest rate swap, we paid fixed rate interest of 4.73% of the notional amount and we received floating rate interest equal to the one month U.S. dollar LIBOR.  Prior to January 1, 2008, the hedge relationship was deemed to be effective and the change in fair value related to the effective portion of the interest rate swap was recorded in Accumulated Other Comprehensive Income on the Balance Sheet.  Subsequent to January 1, 2008, the hedge relationship was no longer deemed to be effective.  This swap matured on July 23, 2009.  The change in fair value of the interest rate swap for the twelve months ended December 31, 2009 resulted in a gain of $172 and was recorded in income (loss) from discontinued operations.

At December 31, 2009 and December 31, 2008, the fair value of the interest rate swaps and cap were:

				Value
Date of Transaction	Hedged Debt	Type	Maturity Date	December 31, 2009	December 31, 2008
January 15, 2008	Variable Rate Mortgage - Nu Hotel, Brooklyn, NY	Swap	January 10, 2011	$(103)	$(6)
December 31, 2008	Variable Rate Mortgage - Hilton Garden Inn, Edison, NJ	Swap	January 1, 2011	(53)	(25)
July 1, 2007	Variable Rate Mortgage - Hotel 373, New York, NY	Cap	May 9, 2010	-	-
July 2, 2004	Variable Rate Mortgage - Sheraton Four Points, Revere, MA	Swap	July 23, 2009	-	(172)
February 1, 2008	Revolving Variable Rate Credit Facility	Swap	February 1, 2009	-	(74)
				$(156)	$(277)

The fair value of the derivative instrument is included in Accounts Payable, Accrued Expenses and Other Liabilities at December 31, 2009 and December 31, 2008.

The change in fair value of derivative instruments designated as cash flow hedges was a loss of $51, $86, and $256 for the years ended December 31, 2009, 2008, and 2007, respectively.  These unrealized losses were reflected on our Balance Sheet in Accumulated Other Comprehensive Income. Hedge ineffectiveness of $1, $1, and $15 on cash flow hedges was recognized in interest expense for the years ended December 31, 2009, 2008, and 2007, respectively.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $313 of net unrealized gains/losses from accumulated other comprehensive income as an increase to interest expense during 2009.  During 2010, the Company estimates that an additional $166 will be reclassified as an increase to interest expense.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 9 - SHARE-BASED PAYMENTS

In May 2008, the Company established the Hersha Hospitality Trust 2008 Equity Incentive Plan (the “2008 Plan”) for the purpose of attracting and retaining executive officers, employees, trustees and other persons and entities that provide services to the Company. Prior to the 2008 Plan, the Company made awards pursuant to the 2004 Equity Incentive Plan (the “2004 Plan”).  Upon approval of the 2008 Plan by the Company’s shareholders on May 22, 2008, the Company terminated the 2004 Plan.  Termination of the 2004 Plan did not have any effect on equity awards and grants previously made under that plan.

Executives

On August 5, 2009, the Company’s Compensation Committee awarded an aggregate of 354,250 performance shares pursuant to the 2008 Plan to our executive officers.  Performance shares are earned based on the Company’s Class A common shares maintaining a closing price in excess of defined thresholds over a defined period of time and are settled in an equivalent number of Class A common shares.  A portion of the performance shares may be earned upon completion of the performance period, subject to the discretion of the Compensation Committee.  Unearned performance shares expire August 4, 2010.  On September 25, 2009, the first defined threshold was met and an aggregate of 108,334 Class A common shares were issued upon settlement of an equivalent number of earned performance shares.

Compensation expense related to restricted stock awards and performance share awards issued to executives of the Company of $2,039, $1,411 and $766 was incurred during the years ended December 31, 2009, 2008 and 2007, respectively, related to the restricted share awards and is recorded in stock based compensation expense on the statement of operations. Unearned compensation as of December 31, 2009 and 2008 was $4,614 and $4,118, respectively.  The following table is a summary of all of the grants issued to executives under the 2004 and 2008 Plans:

					Shares Vested		Unearned Compensation
Original Issuance Date	Shares Issued	Share Price on date of grant	Vesting Period	Vesting Schedule	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
June 1, 2005	71,000	$9.60	4years	25%/year	$71,000	$53,250	$-	$71
June 1, 2006	89,500	$9.40	4years	25%/year	67,125	44,750	87	298
June 1, 2007	214,582	$12.32	4years	25%/year	107,291	53,645	935	1,597
June 2, 2008	278,059	$8.97	4years	25%/year	69,515	-	1,506	2,130
September 30, 2008	3,616	$7.44	1-4years	25-100%/year	654	-	6	22
June 1, 2009	744,128	$2.80	4years	25%/year	-	-	1,780	-
September 10, 2009	108,334	$2.96	1year	100%/year	-	-	280	-
September 25, 2009	10,000	$3.06	1year	100%/year	-	-	20	-
Total	1,519,219				$315,585	$151,645	$4,614	$4,118

Trustees

Compensation expense related to stock awards issued to the Board of Trustees of $104, $91, and $86 was incurred during the years ended December 31, 2009, 2008, and 2007, respectively and is recorded in stock based compensation on the statement of operations.  All shares issued to the Board of Trustees are immediately vested.  The following table is a summary of all of the grants issued to trustees under the 2004 and 2008 Plans:

Date of Award Issuance	Shares Issued	Share Price on date of grant
March 1, 2005	2,095	$11.97
January 3, 2006	5,000	9.12
January 2, 2007	4,000	11.44
July 2, 2007	4,000	12.12
January 2, 2008	4,000	9.33
June 2, 2008	6,000	8.97
January 2, 2009	12,500	2.96
June 1, 2009	17,000	2.80
December 31, 2009	18,000	3.14
Total	72,595

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE

The following table is a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic earnings per common share and diluted earnings per common share.  The computation of basic and diluted earnings per share is presented below.

	Year Ended
	December 31, 2009	December 31, 2008	December 31, 2007
Numerator:
BASIC AND DILUTED*
(Loss) Income from Continuing Operations	$(42,506)	$(14,252)	$14,562
Loss (Income) from Continuing Operations allocated to Noncontrolling Interests	6,218	2,146	(1,612)
Distributions to 8.0% Series A Preferred Shareholders	(4,800)	(4,800)	(4,800)
Dividends Paid on Unvested Restricted Shares	(255)	(329)	(197)
(Loss) Income from Continuing Operations applicable to Common Shareholders	(41,343)	(17,235)	7,953

Discontinued Operations
(Loss) Income from Discontinued Operations	(15,952)	3,823	5,610
Loss (Income) from Discontinued Operations allocated to Noncontrolling Interests	2,379	(525)	(712)
(Loss) Income from Discontinued Operations applicable to Common Shareholders	(13,573)	3,298	4,898

Net (Loss) Income applicable to Common Shareholders	$(54,916)	$(13,937)	$12,851

Denominator:
Weighted average number of common shares – basic	51,027,742	45,184,127	40,718,724
Effect of dilutive securities:
Stock awards	- **	- **	- **
Weighted average number of common shares - diluted*	51,027,742	45,184,127	40,718,724

* Income allocated to minority interest in the Partnership has been excluded from the numerator and OP Units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact. Weighted average OP Units outstanding for years ended December 31, 2009, 2008 and 2007 were 8,724,725, 8,034,737 and 5,464,670 respectively.

** Unvested stock awards have been omitted from the denominator for the purpose of computing diluted earnings per share for the years ended December 31, 2009, 2008 and 2007 since the effect of including these awards in the denominator would be anti-dilutive to income from continuing operations applicable to common shareholders.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE (continued)

	Year Ended
	December 31, 2009	December 31, 2008	December 31, 2007
Earnings Per Share:
BASIC
(Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.81)	$(0.38)	$0.20
Income from Discontinued Operations applicable to Common Shareholders	(0.27)	0.07	0.12
Net (Loss) Income applicable to Common Shareholders	$(1.08)	$(0.31)	$0.32

DILUTED*
(Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.81)	$(0.38)	$0.20
Income from Discontinued Operations applicable to Common Shareholders	(0.27)	0.07	0.12
Net (Loss) Income applicable to Common Shareholders	$(1.08)	$(0.31)	$0.32

* Income allocated to minority interest in the Partnership has been excluded from the numerator and OP Units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact. Weighted average OP Units outstanding for years ended December 31, 2009, 2008 and 2007 were 8,724,725, 8,034,737 and 5,464,670 respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 11 - CASH FLOW DISCLOSURES AND NON-CASH INVESTING AND FINANCING ACTIVITIES

Interest paid in 2009, 2008 and 2007 totaled $42,471, $41,797 and $40,594, respectively. The following non-cash investing and financing activities occurred during 2009, 2008 and 2007:

	2009	2008	2007
Common Shares issued as part of the Dividend Reinvestment Plan	$25	$31	$30
Issuance of Common Shares to the Board of Trustees	141	91	95
Issuance of Common Units for acquisitions of hotel properties	-	21,624	25,781
Development loan accrued interest revenue receivable paid in-kind by adding balance to development loan principal	4,502	-	-
Debt assumed in acquisition of hotel properties	37,524	30,790	70,564
Settlement of development loans receivable principal and accrued interest revenue receivable in connection with acquisition of hotel properties	21,760	-	-
Land and mortgage transferred to seller as part of acquisition of hotel property	10,118	-	-
Issuance of Common Units for acquisition of unconsolidated joint venture	-	-	6,817
Issuance of Common Units for acquisition of option to acquire interest in hotel property	-	-	933
Conversion of Common Units to Common Shares	255	1,372	2,369
Reallocation to noncontrolling interest	-	1,966	12,422

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS

The operating results of certain real estate assets which have been sold or otherwise qualify as held for disposition are included in discontinued operations in the statements of operations for all periods presented.

In September of 2007, our Board of Trustees authorized management of the Company to sell the Hampton Inn, Linden, NJ (Hampton Inn) and Fairfield Inn, Mt. Laurel, NJ (Fairfield Inn).  The Company acquired the Hampton Inn in October 2003 and the Fairfield Inn in January 2006.   The operating results for these hotels have been reclassified to discontinued operations in the statement of operations for the year ended December 31, 2007.  Proceeds from the sales were $29,500, and the gain on the sale was $4,248, of which $503 was allocated to noncontrolling interest in HHLP.

In October 2008, the Company sold the Holiday Inn Conference Center, New Cumberland, PA (Holiday Inn).  We leased this hotel to an unrelated party and the lease agreement contained a purchase provision by the lessee.  The operating results for this hotel have been reclassified to discontinued operations in the statements of operation for years ended December 31, 2008 and 2007.  Proceeds from the sale of this property were $6,456 and the gain on this sale was $2,888, of which $436 was allocated to noncontrolling interest in HHLP.

In May 2009, our Board of Trustees authorized management of the Company to sell the Mainstay Suites, Frederick, MD (Mainstay Suites) and the Comfort Inn, Frederick, MD (Comfort Inn). The operating results for these hotels were reclassified to discontinued operations in the statements of operations for years ended December 31, 2009, 2008 and 2007. The Mainstay Suites was acquired by the Company in January 2002 and the Comfort Inn in May 2004. These two properties were sold to an unrelated buyer in July 2009.  These properties were sold for $10,250 and the gain on the sale was approximately $1,496.

In May 2009, our Board of Trustees authorized management of the Company to sell its 55% interest in its consolidated joint venture that owns the Sheraton Four Points, Revere, MA. The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2009, 2008 and 2007. Our interest in the hotel was acquired in March 2004 and was sold to our joint venture partner in July 2009. Proceeds from the sale were $2,500 and the gain on the sale was approximately $165.

In June 2009, our Board of Trustees authorized management of the Company to sell the Hilton Garden Inn, Gettysburg, PA. The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2009, 2008 and 2007. The hotel was acquired by the Company in July 2004 and was sold to an unrelated buyer in July 2009 for $7,750. The gain on the sale was approximately $208.

On September 24, 2009, we transferred our investment in the land parcel located at 440 West 41st Street, New York, NY to Metro Forty First Street, LLC, an entity controlled by a non-affiliated third party. This land parcel was part of the consideration given to acquire our 100% interest in York Street, LLC. The operating results from this land parcel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2009, 2008 and 2007. The land parcel was acquired in June 2007.  See “Note 2 – Investment in Hotel Properties” for more information related to the acquisition of York Street, LLC.

Our Board of Trustees authorized management of the Company to sell the Comfort Inn, North Dartmouth, MA. The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2009, 2008 and 2007. The hotel was acquired by the Company in May 2006. During 2009, we determined that carrying value of the property exceeded fair value and we recorded an impairment charge.  The impairment charge on this property is approximately $1,577.  The fair value of this property was determined using Level 3 inputs, which are typically unobservable and are based on our own assumptions, as there is little, if any, related market activity.  The property has a mortgage loan in the amount of $3,031 which is classified as “Liabilities Related to Assets Held for Sale” on our consolidated balance sheets as of December 31, 2009.

In September 2009, our Board of Trustees authorized management of the company to sell the Holiday Inn Express, New Columbia, PA.  The operating results for this hotel were reclassified to discontinued operations in the statements of operations for the three and six months ended June 30, 2010 and 2009.  The hotel was acquired by the Company in December 1997 and was sold to an unrelated buyer in July 2010 for consideration of $3,000 with a gain on sale of $348, which will be recognized in the third quarter of 2010.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS (continued)

Our Board of Trustees authorized management of the Company to sell our two remaining land parcels located at 39th Street and 8th Avenue, New York, NY and Nevins Street, Brooklyn, NY. The operating results from these land parcels were reclassified to discontinued operations in the statements of operations for the years ended December 31, 2009, 2008 and 2007. The land parcels were acquired in July 2007. During 2009, we determined that carrying value of these land parcels exceeded fair value and we recorded an impairment charge on these land parcels of approximately $14,545.  The fair value of these land parcels was determined using Level 3 inputs, which are typically unobservable and are based on our own assumptions, as there is little, if any, related market activity.  The land parcels have mortgage loans in the aggregate amount of $17,861 which are classified as “Liabilities Related to Assets Held for Sale” on our consolidated balance sheets as of December 31, 2009.

We allocate interest and capital lease expense to discontinued operations for debt that is to be assumed or that is required to be repaid as a result of the disposal transaction. We allocated $1,772, $2,083, and $3,154 of interest and capital lease expense to discontinued operations for the years ended December 31, 2009, 2008, and 2007, respectively.

Assets held for sale consisted of the following as of December 31, 2009:

December 31, 2009

Land	$18,389
Buildings and Improvements	2,912
Furniture, Fixtures and Equipment	531
Intangible Assets	50
21,882

Less Accumulated Depreciation & Amortization	(809)

Assets Held for Sale	$21,073

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS (continued)

The following table sets forth the components of discontinued operations for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Revenue:
Hotel Operating Revenues	$9,161	$15,756	$22,619
Hotel Lease Revenue	-	628	781
Land Lease Revenue	2,624	5,276	4,860
Total Revenue	11,785	21,660	28,260

Expenses:
Hotel Operating Expenses	7,217	12,185	16,380
Land Lease Expense	1,455	2,939	2,721
Real Estate and Personal Property Taxes and Property Insurance	605	691	1,119
Depreciation and Amortization	1,314	2,706	3,363
General and Administrative	(460)	7	9
Loss on Debt Extinguishment	-	35	-
Interest Expense	1,772	2,162	3,306
Total Expenses	11,903	20,725	26,898

(Loss) Income from Discontinued Operations	(118)	935	1,362
Gain on Disposition of Hotel Properties	1,869	2,888	4,248
Impairment of Assets Held for Sale	(17,703)	-	-
(Loss) Income from Discontinued Operations	$(15,952)	$3,823	$5,610

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 13 - SHAREHOLDERS’ EQUITY AND NONCONTROLLING INTERESTS IN PARTNERSHIP

Common Shares

The Company’s common shares are duly authorized, fully paid and non-assessable. Common shareholders are entitled to receive dividends if and when authorized and declared by the Board of Trustees of the Company out of assets legally available and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Preferred Shares

The Declaration of Trust authorizes our Board of Trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by Maryland REIT Law and our Declaration of Trust to set for each such series, subject to the provisions of our Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our Board of Trustees could authorize the issuance of additional preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control in us that might involve a premium price for holders of common shares or otherwise be in their best interest.

Common Units

Units of interest in our limited partnership, or Common Units are issued in connection with the acquisition of wholly owned hotels and joint venture interests in hotel properties.  The total number of Common Units outstanding as of December 31, 2009, 2008 and 2007 was 8,701,810, 8,746,300 and 6,424,915 respectively. These units can be converted to common shares which are issuable to the limited partners upon exercise of their redemption rights. The number of shares issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidation or similar pro rata share transactions, that otherwise would have the effect of diluting the ownership interest of the limited partners or our shareholders. During 2009 and 2008, 44,490 and 175,843 common units were converted to Class A Common Shares, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ended December 31, 1999. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its adjusted taxable income to its shareholders. It is the Company’s current intention to adhere to these requirements and maintain the Company’s qualification for taxation as a REIT. As a REIT, the Company generally will not be subject to federal corporate income tax on that portion of its net income that is currently distributed to shareholders. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income.

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. 44 New England and Revere Hotel Group LLC (“Revere”), a 55% owned taxable REIT subsidiary, (collectively “Consolidated TRS”) are both entities subject to income taxes at the applicable federal, state and local tax rates.  On July 23, 2009 we sold our interest in Revere to our joint venture partner.

In 2009, 2008 and 2007, 44 New England generated net operating losses of $6,555, $2,554, and $707, respectively. In 2008, 2007 and 2006, Revere generated net operating (income) losses of ($5), $265, and $313, respectively.  There was no income tax expense (benefit) recognized by the Consolidated TRS for 2009, 2008 and 2007.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

	2009	2008	2007
Computed "Expected" federal tax expense (benefit) of TRS, at 35%	$(1,061)	$(1,251)	$(270)
State income taxes, net of federal income tax effect	(421)	(181)	(66)
Changes in valuation allowance	1,482	1,432	336

Total income tax expense	$-	$-	$-

The components of consolidated TRS’s deferred tax assets as of December 31, 2009 and 2008 were as follows:

	As of December 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforward	$3,558	$3,185
Depreciation	(48)	(29)
Net deferred tax assets	3,510	3,156
Valuation allowance	(3,510)	(3,156)
Deferred tax assets	$-	$-

Upon the sale of our interest in Revere, we relinquished deferred tax assets related to Revere’s net operating loss carry forwards of $1,128 and a valuation allowance in the same amount.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Consolidated TRS will not realize the benefits of these deferred tax assets at December 31, 2009.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES (continued)

Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from net income reported for financial reporting purposes due to the differences for federal tax purposes in the estimated useful lives and methods used to compute depreciation. The following table sets forth certain per share information regarding the Company’s common and preferred share distributions for the years ended December 31, 2009, 2008 and 2007.

	2009	2008	2007
Preferred Shares - 8% Series A
Ordinary income	0.00%	86.46%	81.98%
Capital Gain Distribution	100.00%	13.54%	18.02%
Common Shares - Class A
Ordinary income	0.00%	44.61%	48.25%
Return of Capital	100.00%	48.40%	41.14%
Capital Gain Distribution	0.00%	6.99%	10.61%

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	Year Ended December 31, 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total Revenues	$44,860	$59,729	$61,412	$53,352
Total Expenses	53,984	58,428	82,887	59,370
(Loss) Income from Unconsolidated Joint Ventures	(1,329)	(395)	(606)	(4,860)
(Loss) Income from Continuing Operations	(10,453)	906	(22,081)	(10,878)

(Loss) Income from Discontinued Operations (including Gain on Disposition of Hotel Properties)	(230)	578	(15,854)	(446)
Net (Loss) Income	(10,683)	1,484	(37,935)	(11,324)

(Loss) Income Allocated to Noncontrolling Interests in Continuing Operations	(2,053)	451	(5,560)	(1,435)
Preferred Distributions	1,200	1,200	1,200	1,200
Net (Loss) Income applicable to Common Shareholders	$(9,830)	$(167)	$(33,575)	$(11,089)
Basic and diluted earnings per share:
(Loss) Income from continuing operations applicable to common shareholders	$(0.21)	$(0.01)	$(0.39)	$(0.19)
Discontinued Operations	0.00	0.01	(0.26)	(0.01)
Net (Loss) Income applicable to Common Shareholders	$(0.21)	$0.00	$(0.65)	$(0.20)
Weighted Average Common Shares Outstanding
Basic	47,786,503	47,964,818	51,878,482	56,488,607
Diluted	47,786,503	47,964,818	51,878,482	56,488,607

	Year Ended December 31, 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total Revenues	$51,177	$65,676	$69,819	$57,373
Total Expenses	53,696	57,670	64,643	81,771
(Loss) Income from Unconsolidated Joint Ventures	(738)	1,360	1,629	(2,768)
(Loss) Income from Continuing Operations	(3,257)	9,366	6,805	(27,166)

(Loss) Income from Discontinued Operations (including Gain on Disposition of Hotel Properties)	(628)	596	955	2,900
Net (Loss) Income	(3,885)	9,962	7,760	(24,266)

(Loss) Income Allocated to Noncontrolling Interests in Continuing Operations	(1,006)	1,737	1,425	(3,777)
Preferred Distributions	1,200	1,200	1,200	1,200
Net (Loss) Income applicable to Common Shareholders	$(4,079)	$7,025	$5,135	$(21,689)
Basic and diluted earnings per share:
(Loss) Income from continuing operations applicable to common shareholders	$(0.09)	$0.15	$0.09	$(0.51)
Discontinued Operations	(0.01)	0.01	0.02	0.05
Net Loss (Income) applicable to Common Shareholders	$(0.10)	$0.16	$0.11	$(0.46)
Weighted Average Common Shares Outstanding
Basic	40,891,140	44,253,641	47,764,168	47,770,780
Diluted	40,891,140	44,253,641	47,764,168	47,770,780